SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Jacobs Engineering Group Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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Notice of 2017

Annual Meeting of

Shareholders

and

Proxy Statement

Jacobs Engineering Group Inc.

JACOBS ENGINEERING GROUP INC.

1999 Bryan Street, Suite 1200

Dallas, Texas 75201

December 9, 2016

To Our Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Jacobs Engineering Group Inc. The Annual Meeting will be held on Thursday, January 19, 2017, at 12:00 p.m., local time, at 1999 Bryan Street, 1st Floor, Dallas, Texas 75201.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2017 Annual Meeting of Shareholders and Proxy Statement.

A copy of our Annual Report on Form 10-K for fiscal year 2016 is being made available to you at the same time as the Proxy Statement. The 2016 Annual Report on Form 10-K includes information about our operations as well as our audited, consolidated financial statements. You can access a copy of our 2016 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials and in the Proxy Statement as well as on the Company’s website at www.jacobs.com.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the proxy card or voting instruction card mailed to you or vote electronically on the Internet or by telephone. See “About the Annual Meeting — How Do I Vote by Proxy?” in the Proxy Statement for more details. Returning the proxy card or voting instruction card or voting electronically does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Tyler
Senior Vice President, General Counsel and Corporate Secretary

JACOBS ENGINEERING GROUP INC.

1999 Bryan Street, Suite 1200

Dallas, Texas 75201

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be Held on January 19, 2017

The Proxy Statement and accompanying Annual Report to Shareholders are available at http://materials.proxyvote.com/469814

TIME AND DATE	12:00 p.m., local time, on Thursday, January 19, 2017

LOCATION	1999 Bryan Street, 1st Floor, Dallas, Texas 75201

ITEMS OF BUSINESS	1. Election of the directors named in the Proxy Statement to hold office until the 2018 annual meeting;

2. Approval of an amendment to and restatement of the Company’s 1989 Employee Stock Purchase Plan;

3. Approval of an amendment to and restatement of the Company’s Global Employee Stock Purchase Plan;

4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017;

5. An advisory vote to approve the Company’s executive compensation;

6. An advisory vote on the frequency of shareholder advisory votes on the Company’s executive compensation; and

7. Any other business that may properly come before the Annual Meeting.

RECORD DATE	The shareholders of record at the close of business on November 23, 2016 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically on the Internet or by telephone. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

JACOBS ENGINEERING GROUP INC.

1999 Bryan Street, Suite 1200

Dallas, Texas 75201

PROXY STATEMENT

We are providing these proxy materials in connection with the 2017 Annual Meeting of Shareholders of Jacobs Engineering Group Inc. (the “Company”). This Proxy Statement and the Company’s 2016 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first mailed to shareholders on or about December 9, 2016. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2017 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular, annual meeting of shareholders. You will be voting on the following matters at the Annual Meeting:

1.	Election of the directors named in the Proxy Statement to hold office until the 2018 annual meeting;

2.	Approval of an amendment to and restatement of the Company’s 1989 Employee Stock Purchase Plan (the “ESPP”);

3.	Approval of an amendment to and restatement of the Company’s Global Employee Stock Purchase Plan (the “Global ESPP”);

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017;

5.	An advisory vote to approve the Company’s executive compensation;

6.	An advisory vote on the frequency of shareholder advisory votes on the Company’s executive compensation; and

7.	Any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.	For the election of Joseph R. Bronson, Juan José Suárez Coppel, Robert C. Davidson, Jr., Steven J. Demetriou, Ralph E. Eberhart, Dawne S. Hickton, Linda Fayne Levinson, Peter J. Robertson, and Christopher M.T. Thompson as directors;

2.	For approval of an amendment to and restatement of the ESPP;

3.	For approval of an amendment to and restatement of the Global ESPP;

4.	For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017;

5.	For the advisory resolution approving the Company’s executive compensation; and

6.	For holding the advisory vote on the Company’s executive compensation every year.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set November 23, 2016 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 120,830,099 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted electronically on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposals?

Each director is elected by a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

The approval of the amendments to and restatements of the ESPP and Global ESPP requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote, provided that the total votes cast on the proposal, whether in favor, against, or in abstention, represent a majority of the shares entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal.

The approval of the advisory resolution on the Company’s executive compensation and the advisory resolution on the frequency of advisory votes on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory votes. The results of advisory votes are not binding on the Board of Directors.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically on the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. Shareholders that vote by telephone must vote on each matter. In connection therewith, the Board of Directors has designated Mr. Steve Demetriou and Mr. Kevin Berryman as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors, the approval of employee stock purchase plans, or on any advisory vote regarding the Company’s executive compensation or frequency of advisory votes on executive compensation.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers, and other employees may solicit proxies by personal interview, telephone, facsimile, or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $20,000 plus reimbursement of expenses.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically on the Internet, you retain the power to revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time before that deadline by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

DISCUSSION OF THE VARIOUS PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will be asked to elect nine directors to serve on the Board of Directors. The Board of Directors has nominated Joseph R. Bronson, Juan José Suárez Coppel, Robert C. Davidson, Jr., Steven J. Demetriou, Ralph E. Eberhart, Dawne S. Hickton, Linda Fayne Levinson, Peter J. Robertson, and Christopher M.T. Thompson for election as directors for one-year terms expiring at the 2018 annual meeting. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

Mr. Noel G. Watson and Mr. John F. Coyne, both of whom are currently directors whose terms are expiring on the date of the Annual Meeting, are not standing for re-election at the Annual Meeting. It is expected that, following the Annual Meeting, the size of the Board of Directors will be reduced from eleven to nine directors.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the proxy card or voting instruction card provided to you or vote electronically, your shares will be voted for the election of the nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Please see “The Board of Directors and Its Committees” below for information about the nominees for election as director, their business experience, and other pertinent information.

Each director is elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for director and thus the election of directors at the Annual Meeting will be an uncontested election. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR the election of all nominees.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO AND RESTATEMENT OF THE 1989 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, shareholders will be presented with a proposal to approve an amendment to and restatement of the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as amended and restated to date (the “ESPP”), to effect the following changes:

•	To increase the number of shares of common stock authorized for issuance under the ESPP by 4,350,000 shares;

•	To extend the term of the ESPP to January 19, 2027;

•	To add a component facilitating the potential participation of employees outside of the United States; and

•	To make certain other ministerial changes.

On November 17, 2016, the Board of Directors unanimously approved the amendment to and restatement of the ESPP, subject to the approval by the Company’s shareholders at the Annual Meeting. In order for the amendment to and restatement of the ESPP to take effect, it must be approved by the Company’s shareholders.

As of the end of fiscal 2016, 26,627,108 shares of common stock were authorized for issuance, and approximately 600,000 shares of common stock remained available for issuance, under the ESPP. The proposed increase in the number of shares authorized for issuance under the ESPP represents less than four percent of the Company’s outstanding common stock as of the Record Date.

The complete text of the ESPP reflecting all amendments approved by the Board of Directors is attached hereto as Annex A to this Proxy Statement. The following discussion is qualified in all respects by reference to Annex A.

Purpose of the ESPP

The Board of Directors believes that the opportunity for all eligible, full-time employees to acquire shares of common stock of the Company through participation in the ESPP encourages stock ownership and provides an important incentive to employees of the Company. The ESPP also assists the Company in attracting new employees. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). See discussion of “U.S. Federal Income Tax Consequences” below. As part of the amendment and restatement, we have proposed adding a non-Section 423 component to the ESPP to facilitate potential participation by certain employee groups based outside the United States.

Administration

The ESPP is administered by the Human Resource and Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee is authorized to construe and interpret the ESPP, to prescribe rules and regulations for its administration, and to take any other necessary action in relation to the ESPP.

Eligibility

All employees of the Company and certain subsidiaries and affiliates designated from time to time by the Compensation Committee are eligible to participate in the ESPP unless they are excluded from participation by the provisions summarized below.

The following employees are not eligible to participate in the ESPP: (i) employees who normally work fewer than 20 hours each week or five or fewer months during any fiscal year; (ii) employees who have completed less than one year of service with the Company or a participating subsidiary or who are not employed by the Company at the beginning of the Offering Period; (iii) certain employees who are members of a collective bargaining unit that has not agreed to participate in the ESPP; and (iv) employees who would own five percent or more of the common stock immediately after a purchase right is granted to any such employee.

Unless otherwise determined by the Board of Directors, employees of corporations that are acquired by the Company and become 50% or more owned subsidiaries are eligible to participate in the ESPP, subject to the aforementioned conditions. In the discretion of the Compensation Committee, such employees may receive credit for time worked for the acquired corporation for the purpose of determining eligibility.

The Company estimates that, at November 23, 2016, there were approximately 22,348 employees eligible to participate in the ESPP.

Purchase Rights

The ESPP permits eligible employees of the Company to purchase shares of common stock from the Company by electing to exercise purchase rights on shares of common stock at the end of each month. Employees may exercise a purchase right in amounts based upon a percentage of their salary or wages (up to 15% of base compensation). An employee may elect to participate or not to participate on each January 1 and July 1 commencement date of a six-month offering period (each, an “offering period”). The Company will deduct contributions from the employee’s salary or wages during the offering period, and the employee’s purchases of the shares are effected at each month-end within each six-month offering period without any further action on the part of the employee.

Purchase Price

The price at which shares may be purchased is 95% of the fair market value of the common stock on the date of purchase (the last day of each month). The Compensation Committee may adjust the price for future Offering Periods but such price needs to comply with the pricing requirements set forth in Section 423 of the Code. The fair market value for this purpose is the closing price of the common stock as reported in the New York Stock Exchange Composite Transactions report for the relevant date. On November 23, 2016, the closing price for the Company’s common stock was $61.69 per share.

Maximum Amount of Stock

The maximum fair market value of common stock that an employee may purchase under the ESPP (or any other employee stock purchase plan intended to meet the requirements of Section 423 of the Code) in any calendar year is $25,000 (based on the fair market value of the common stock on the first day of the six-month offering period). The maximum number of shares that a participant may purchase during any six-month offering period is 2,400 shares.

Cessation of Employment

If an employee ceases to be an employee for any reason during any offering period then that employee’s purchase rights will immediately terminate, and the Company will refund to the employee, or the employee’s designated beneficiary in the case of the employee’s death, the full amount of all withholdings without interest. An employee may not transfer a purchase right other than by will or the laws of descent and distribution, and during an employee’s lifetime, a purchase right is exercisable only by the employee.

Amendment and Termination

If this proposal is approved by the shareholders at the Annual Meeting, the Board of Directors may at any time amend or terminate the ESPP, except that no such amendment may be made without the approval of the shareholders where such approval is required under Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of any applicable securities exchange. No amendment or termination may affect any outstanding purchase right without the consent of the participant unless the Compensation Committee finds that it is in the best interests of the affected participants.

If this proposal is approved by the shareholders at the Annual Meeting, the ESPP will terminate on January 19, 2027, unless the Board of Directors terminates the ESPP at an earlier date or the shares reserved for the ESPP are exhausted, and the shareholders do not vote to reserve additional shares for it.

Adjustments of Purchase Rights

In the event of a stock split, stock dividend, merger, recapitalization, consolidation, reorganization or other similar event, the Board of Directors is required to make appropriate and proportionate adjustments, including adjustments in the maximum number of shares subject to the ESPP and the price per share subject to outstanding purchase rights, or, in the event of a merger or reorganization, the substitution of shares in any successor corporation for common stock of the Company.

Change of Control of the Company

If the Company were to be acquired by merger or sale of all or substantially all of its assets or outstanding voting stock (a “change of control”), then all outstanding purchase rights under the ESPP would be automatically exercised immediately prior to the effective date of the change of control. All of the contributions of participants who had exercised purchase rights under the ESPP would be used to purchase shares of common stock at a price equal to 95% of the lower of (i) the fair market value of the shares on the first day of the offering period during which the change of control occurs or (ii) the fair market value of the shares immediately prior to the effective date of the change of control.

ESPP Benefits

Participation in the ESPP is voluntary. Each eligible employee elects whether to participate in the ESPP and the extent to which he or she will participate. It is, therefore, not possible to determine the benefit or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

U.S. Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code, which provides that an employee does not have to pay any federal income tax either when he or she elects to exercise a purchase right under such a stock purchase plan, or when the six-month offering period ends and the employee receives shares of common stock of the Company. The employee is, however, required to pay federal income tax on any gain realized on the sale of the shares, as described below.

The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participating employees in connection with the ESPP under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

If an employee has owned shares purchased through the ESPP for more than one year and disposes of them at least two years after the commencement date of the six-month offering period of the purchase rights pursuant to which they were purchased, then the employee will be taxed as follows:

If the sale price is greater than the price paid under the ESPP, then the employee will recognize ordinary income in an amount equal to the lesser of (i) the excess of the market price of the shares on the date the offering commenced over the price paid or (ii) the excess of the sale price over the price paid. Any further gain is treated as a long-term capital gain. If the market price of the shares on the date they are sold is less than the price paid for the shares under the ESPP, then the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price.

If an employee sells the shares before he has owned them for more than one year or before the expiration of the two-year period commencing on the date the offering period commenced, then the employee will recognize ordinary income on the amount of the difference between the actual purchase price and the market price of the shares on the date of purchase, and the Company will receive a deduction for federal income tax purposes for the same amount. The employee will recognize a long-term capital gain or loss on the difference between the sale price and the fair market value on the date of purchase.

If an employee still owns shares purchased under the ESPP at the time of death, the employee’s estate will recognize ordinary income in the year of death equal to the lower of the amount by which (i) the fair market value of the shares on the date of death exceeds the purchase price, or (ii) the fair market value of the shares on the commencement date of the six-month Offering Period during which the shares were acquired exceeds the purchase price.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is necessary to approve the amendment to and restatement of the ESPP. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment to and restatement of the 1989 Employee Stock Purchase Plan.

PROPOSAL NO. 3 — APPROVAL OF AMENDMENT TO AND RESTATEMENT OF THE GLOBAL EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, shareholders will be presented with a proposal to approve an amendment to and restatement of the Company’s Global Employee Stock Purchase Plan, as amended and restated to date (the “Global ESPP”), to effect the following changes:

•	To increase the number of shares of common stock authorized for issuance under the Global ESPP by 150,000 shares;

•	To extend the term of the Global ESPP to January 19, 2020; and

•	To make certain other ministerial changes.

On November 17, 2016, the Board of Directors unanimously approved the amendment to and restatement of the Global ESPP, subject to the approval by the Company’s shareholders at the Annual Meeting. In order for the amendment to and restatement of the Global ESPP to take effect, it must be approved by the Company’s shareholders. As of the end of fiscal 2016, 1,200,000 shares of common stock were authorized for issuance, and approximately 65,000 shares of common stock remained available for issuance, under the Global ESPP.

The complete text of the Global ESPP reflecting all amendments approved by the Board of Directors is attached hereto as Annex B to this Proxy Statement. The following discussion is qualified in all respects by reference to Annex B.

Purpose of the Global ESPP

The purpose of the Global ESPP is to advance the interests of the Company by encouraging stock ownership by employees of the Company and certain designated foreign subsidiaries. The Board of Directors believes that the opportunity for employees of the Company to acquire an equity interest in the Company through participation in broad-based employee stock purchase plans such as the Global ESPP is beneficial to both the Company and its employees. Such plans provide an important incentive to the employees of the Company as well as assist the Company in attracting new employees.

Employees of the Company within the United States are eligible, subject to certain requirements, to participate in the ESPP. For more information regarding the ESPP, please see “Proposal No. 2 — Approval of Amendment to and Restatement of The 1989 Employee Stock Purchase Plan” above. The Global ESPP, on the other hand, provides employees of certain designated subsidiaries of the Company organized in countries outside the United States with a similar approach to acquire an equity interest in the Company as is currently enjoyed by the Company’s U.S. employees. The Global ESPP is not intended to be an “employee stock purchase plan” as defined in Section 423 of the Code. Following shareholder approval of the amendment of the ESPP (as provided in Proposal No. 2 above), the Company may transition some or all of the Global ESPP participants into the non-Section 423 component of the ESPP during the next few years.

Administration

The Global ESPP is administered by the Compensation Committee. The Compensation Committee is authorized to construe and interpret the Global ESPP, to prescribe rules and regulations for its administration, and to take any other necessary action in relation to the Global ESPP.

Eligibility

In general, and subject to local law, all employees of those subsidiaries of the Company designated by the Board of Directors to participate in the Global ESPP (a “Designated Subsidiary”) are eligible to participate in the

Global ESPP provided they have completed one (1) year of service as of the relevant enrollment date. However, the Compensation Committee in its sole discretion may determine that the following employees shall not be eligible to participate:

(i)	Unless otherwise required by local law, employees whose customary employment is less than 20 hours per week or who are employed for less than five months in any calendar year;

(ii)	Unless otherwise required by local law, employees who are not actively employed by a Designated Subsidiary at the beginning of a six-month “election period” (described below), including employees who are on disability or a leave of absence;

(iii)	Any employee who would own more than five (5) percent of the common stock of the Company immediately after the stock purchase opportunity is granted to them under the Global ESPP (for purposes of this condition, shares of common stock that the employee may purchase under any and all outstanding stock option agreements shall be treated as stock owned by the employee even though the stock option may not be exercisable at the time such opportunity to participate in the Global ESPP is granted);

(iv)	Employees who are subject to Section 16(a) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(v)	Employees who are eligible to participate in the ESPP.

The Company estimates that, at November 23, 2016, there were approximately 12,691 employees eligible to receive purchase rights under the Global ESPP.

Exercise of Purchase Right

Participation in the Global ESPP is completely voluntary. The Global ESPP permits participants to purchase shares of common stock from the Company by electing to exercise purchase rights to purchase common stock. These purchase rights are granted to eligible employees at the beginning of each election period, the duration of which is designated by the Compensation Committee. In order to exercise a purchase right and purchase shares of the common stock of the Company, participants must elect to contribute amounts ranging from 2% to 15% of their “compensation” (as defined in the Global ESPP). Such contributions generally occur through payroll deductions from the participant’s salary or wages (although alternative methods of contribution may be permitted by the Compensation Committee). An eligible employee may elect to participate by enrolling in the Global ESPP in accordance with procedures established by the Compensation Committee during an enrollment period. Once an eligible employee is enrolled in the Global ESPP, such eligible employee will continue to participate in the Global ESPP for each successive election period until such eligible employee terminates his or her participation. Purchases of common stock by participants are affected without any further action on the part of the participant.

Purchase Price

The price at which shares may be purchased is generally equal to 95% of the closing value of a share of common stock of the Company on the last trading day in a purchase period. The closing value of a share of common stock of the Company for this purpose is equal to the closing sale price for such a share as quoted on the New York Stock Exchange or such other established stock exchange or national market system on which the share is listed or traded for the day for which the closing value is to be determined. On November 23, 2016, the closing price for the Company’s common stock was $61.69 per share.

Maximum Amount of Stock

The maximum fair market value of common stock that a participant may purchase under the Global ESPP, in any calendar year is $25,000 (based on the fair market value of the common stock when the purchase right is granted). Local tax laws and regulations may also further limit the maximum number or value of shares that may be purchased.

Cessation of Employment

If a participant ceases to be employed by the Company or a designated subsidiary for any reason or ceases to be an eligible employee, then the participant’s rights under the Global ESPP shall, subject to local law, immediately terminate, and the Company will refund to the employee, or the employee’s personal representative, the full amount of all contributions without interest or with interest where required by law. A participant may not transfer a purchase right other than by will or the laws of descent and distribution, and during a Participant’s lifetime, a purchase right is exercisable only by the participant.

Amendment, Modification and Termination

If this proposal is approved by the shareholders at the Annual Meeting, the Board of Directors may at any time amend, modify or terminate the Global ESPP; provided, however, that no participant’s existing rights may be adversely affected by any such amendment, modification or termination, except to comply with law, stock exchange rules or accounting rules.

If this proposal is approved by the shareholders at the Annual Meeting, the Global ESPP will terminate on January 19, 2020, unless the Board of Directors terminates the Global ESPP at an earlier date or the shares reserved for the Global ESPP are exhausted, and the shareholders do not vote to reserve additional shares for it.

Adjustments of Shares; Change of Control

In the event that the Company shall subdivide or reclassify the shares of common stock of the Company with respect to which a purchase right has been or may be granted under the Global ESPP, or shall declare thereon any stock split or dividend, or shall alter the capital structure of the shares or the Company in any similar manner, then the number and class of shares held in the Global ESPP and which may thereafter be subject to the share purchase right granted under the Global ESPP shall be adjusted accordingly, and in the case of each right outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such right and the purchase price shall be adjusted accordingly, as necessary to preserve the rights of the holder(s) of such purchase rights. If the Company is acquired by merger, or if substantially all of its assets or outstanding voting stock is acquired, then immediately prior to the effective date of the corporate transaction, each outstanding purchase right will be automatically exercised by applying all amounts contributed by each participant during the election period to the purchase of whole shares at the purchase price for such election period by treating the day immediately prior to the effective date of any such corporate transaction as the last trading day of the election period, unless the Board of Directors determines in its sole discretion to establish an earlier date as the last trading day of the election period, or to provide that purchase rights will be assumed by a successor entity that is a party to the corporate transaction or terminate the Global ESPP.

Global ESPP Benefits

Each eligible employee elects whether to participate in the Global ESPP and the extent to which he or she will participate. It is, therefore, not possible to determine the benefit or amounts that will be received in the future by individual employees or groups of employees under the Global ESPP.

No Other Rights Conferred to Employees or Participants

Nothing in the Global ESPP shall be construed to be a contract of employment between the Company or any subsidiary of the Company and any employee or any group or category of employee (whether for a definite or specific duration or otherwise), or to prevent the Company or the employer of any Participant from terminating any employee’s employment at any time, in accordance with applicable local law. Nothing in the Global ESPP shall be construed as conferring to any employee any right to participate in any other benefit plan sponsored by the Company or any subsidiary of the Company, or to any compensation in the event the Global ESPP ends or the Company terminates the Global ESPP.

Income Tax Consequences

The income tax implications of participation in the Global ESPP differ depending on the particular laws applicable in the country in which a Designated Subsidiary is located and the country in which the participant is located. Each participant in the Global ESPP should consult a tax advisor regarding the tax consequences of participating in the Global ESPP. The Global ESPP is not intended to be an “employee stock purchase plan” as defined in Section 423 of the Code.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is necessary to approve the amendment to and restatement of the Global ESPP. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment to and restatement of the Global Employee Stock Purchase Plan.

PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to audit the consolidated financial statements of the Company as of September 29, 2017, and for the fiscal year then ending. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors and tax advisors.

The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company is not required to submit the selection of the independent registered public accounting firm to the shareholders for approval, but is doing so as a matter of good corporate governance. If the appointment of Ernst & Young is not ratified by a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2018 annual meeting.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is necessary to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2017.

PROPOSAL NO. 5 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors of the Company is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing the Company’s shareholders with an opportunity to provide an advisory vote related to executive compensation.

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s named executive officers (or NEOs) as identified below under “Compensation Discussion and Analysis.” Additional information regarding the Compensation Committee and its role is described below under the “The Board of Directors and its Committees” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

The Company’s executive compensation program is intended to provide superior customer value through a long-term, relationship-based approach and solid returns to our shareholders through growth. The Compensation Committee has a compensation philosophy that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program is intended to:

•	Reward executives for superior annual Company performance through a short-term cash incentive program that places a substantial component of pay at risk;

•	Retain senior management through the use of long-term equity-based and other incentives; and

•	Encourage executives to have an equity stake in the Company.

As one of the world’s largest and most diverse providers of technical professional and construction services, we operate with a pay-for-performance philosophy in a challenging, highly competitive, and rapidly evolving global environment. During fiscal 2016, we continued to implement our initiatives intended to improve operational efficiency and reduce costs, which are expected to result in savings of approximately $260 million to $270 million per year. The Company also continued to deliver strong cash flow, which allowed us to repurchase $153 million of shares during fiscal 2016.

For fiscal 2016, we redesigned our short-term incentive plan to reinforce our commitment to profitable growth and effective cash management with specific measures and targets assigned to each participant based on their respective role in the organization. In line with our financial results for fiscal 2016 and consistent with our pay-for-performance philosophy, payouts to the NEOs under our Management Incentive Plan ranged from 47.5% of target to 102.5% of target depending on the participant’s role in the Company.

We are committed to executive compensation practices that drive performance and align the interests of our leadership team with the interests of our shareholders. In furtherance of the foregoing, we have adopted certain best practices, and avoid certain practices, with respect to the compensation of our NEOs, as set forth below:

•	A significant majority of our executives’ target compensation is performance based and tied to pre-established performance goals aligned with our short- and long-term objectives;

•	The Company has a clawback policy that applies when inaccurate financial statements have affected incentive award payments to executive officers;

•	Our Board has established robust stock ownership guidelines applicable to our executives;

•	The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies;

•

The Compensation Committee benefits from its use of an independent compensation consultant, which performs no services for the Company other than those that support the needs of the Compensation Committee;

•

With the help of its independent compensation consultant, the Compensation Committee annually analyzes the difficulty of meeting our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended;

•	The Company does not maintain any of the following for NEOs:

•	tax reimbursements or gross-ups (other than for tax equalization for expatriates, normal relocation expenses or spousal travel for approved business purposes),

•	pension plans or supplemental retirement plans, or

•	executive perquisite programs such as Company-provided autos or auto allowances (except for expatriates), or payment of club dues;

•	Executive officers are prohibited from short-selling our stock, and buying or selling puts and calls of our stock;

•	Executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock; and

•	Executive officers are prohibited from using our stock as collateral for any margin loan.

Our relationships with our shareholders are an important part of the Company’s success. In addition to our regular investor relations engagements, we regularly meet with many of our institutional stockholders to discuss our corporate strategy, executive compensation programs, corporate governance and other topics of interest to our shareholders. These engagement efforts allow us to better understand our shareholders’ priorities and perspectives, and provide us with useful input concerning our corporate strategy and our compensation and corporate governance practices. At our 2016 annual meeting of shareholders, over 80% of the shares voted were in favor of the advisory resolution concerning executive compensation.

After carefully considering input from our meetings with shareholders and the voting results from recent shareholder meetings, the Compensation Committee decided on the executive compensation program described under “Compensation Discussion and Analysis” below. The Company will continue to engage in dialogue with shareholders and take into account the results of the Company’s say-on-pay votes when making compensation decisions with respect to our NEOs in the future.

For these and the other reasons discussed under “Compensation Discussion and Analysis” below, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect of the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

PROPOSAL NO. 6 — ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON

EXECUTIVE COMPENSATION

We are providing shareholders with the opportunity to cast an advisory vote regarding the frequency of advisory votes on executive compensation, commonly known as “say-on-pay” votes. Shareholders may vote on whether the advisory vote on executive compensation should occur every one, two or three years.

We are required to hold an advisory vote regarding the frequency of “say-on-pay” votes every six years. The Company’s shareholders were provided with the opportunity to vote on the frequency of “say-on-pay” votes in 2011. The shareholders voted in favor of holding “say-on-pay” votes annually and the Board of Directors adopted this standard.

Although we recognize the potential benefits of having less frequent advisory votes on executive compensation (including allowing the Company additional time to conduct a more detailed review of its pay practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard, both among Jacobs’ peer companies as well as outside our industry, is to hold “say-on-pay” votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the Company’s compensation of its executive officers on an annual basis. In light of investor expectations and prevailing market practice, the Board of Directors recommends that the advisory vote on executive compensation occur every year.

The proxy card provides for four choices and shareholders are entitled to vote on whether the advisory vote on executive compensation should be held every year, every two years or every three years, or to abstain from voting.

The result of this advisory vote on the frequency of the vote on executive compensation is not binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board of Directors or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors values the opinions that shareholders express in their votes and in dialogue that the Company has with its shareholders. The Board of Directors will consider the outcome of the vote and shareholder feedback when deciding how frequently to conduct the advisory vote on executive compensation. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct “say-on-pay” votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to its executive compensation programs.

The Board of Directors unanimously recommends that you vote

to hold the advisory vote on executive compensation EVERY YEAR.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as various rules promulgated by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address the following matters:

•	The mission of the Board of Directors;

•	The size of the Board of Directors;

•	Frequency of meetings of the Board of Directors;

•	Committees of the Board of Directors;

•	The requirement that the Board of Directors be comprised of a majority of independent directors;

•	The requirement that the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors be comprised entirely of independent directors;

•	Guidelines for determining director independence;

•	Majority voting in uncontested elections of directors;

•	Limits on the number of other public company boards on which non-management directors (i.e., a director who is not employed by the Company) may serve;

•	Executive sessions of the Board of Directors wherein non-management directors meet as a group without the presence of management directors;

•	Conflicts of interests;

•	The roles and responsibilities of the Chairman and Chief Executive Officer and the Lead Independent Director;

•	The requirement that the performance of the Chairman and Chief Executive Officer be evaluated annually and reviewed by the non-management directors;

•	Significant change in professional occupation or employment of a director;

•	Review of the performance of individual directors; and

•	Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education

The Board recognizes the importance of director continuing education and is committed to provide such education in order to enhance both Board and committee performance. Accordingly, as noted in the Company’s Corporate Governance Guidelines, the Company regularly provides the Board with education programs, presentations and briefings on topics relevant to the Company, its business and risk profile. In addition, each year the Board schedules a third-party provided educational program to be provided to the Board on matters relevant to the Company or relating to duties and responsibilities of directors. Directors are also encouraged to attend at least one outside educational program every other year on any subjects pertaining to the Directors’ responsibilities such as “directors’ colleges”.

Codes of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines, and policies:

•	Code of Business Conduct and Ethics for Members of the Board of Directors;

•	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

•	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest, and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.

Stock Ownership Guidelines

In an effort to more closely align the Company’s non-management directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for non-management directors. Under these guidelines, the Company’s non-management directors are expected to own equity in the Company valued at a minimum of three times their annual cash retainer. Non-management directors are expected to meet or exceed these guidelines within five years of joining the Board of Directors.

Similarly, the Company has established stock ownership guidelines under which the Company’s senior management is expected to own Company common stock as follows:

Position	Multiple of Salary
Chairman and CEO	6x
EVP/Presidents of Lines of Business	3x
Other Senior Management	2x

As of the Record Date, the NEOs either exceeded their respective guidelines or were within the five-year period from their hire or promotion date at the end of which they are expected to meet the guidelines.

Committee Charters

The Board of Directors has adopted formal charters for each of the following standing Committees:

•	The Audit Committee;

•	The Compensation Committee; and

•	The Nominating and Corporate Governance Committee.

These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors, and assisting the Board in discharging its duties in supervising and governing the Company.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described under “— Committees of the Board of Directors — Nominating and Corporate Governance Committee.” For incumbent directors, past performance on the Board of Directors and its Committees is also a factor taken into consideration.

The following table sets forth the names, ages and background information of the nominees for election as directors, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

Steven J. Demetriou, Chairman and Chief Executive Officer and Director. Mr. Demetriou, age 58, joined the Company in August 2015. Prior to joining the Company, he served as Chairman and Chief Executive Officer of Aleris Corporation, a global downstream aluminum producer based in Cleveland, Ohio. Mr. Demetriou was Chief Executive Officer of Aleris when it filed for Chapter 11 in 2009 and when it successfully emerged from Chapter 11 in June 2010. Mr. Demetriou was appointed President and Chief Executive Officer of Commonwealth Industries, Inc. (a predecessor by merger to Aleris) in June 2004, after serving as a member of that company’s board of directors from 2002. Before joining Commonwealth in 2004, Mr. Demetriou was Chief Executive Officer of Noveon, Inc. Prior to that, from 1999 to 2001, he was Executive Vice President of IMC Global Inc. and, from 1981 to 1999, he held various management positions with Cytec Industries Inc. and ExxonMobil Corporation. Mr. Demetriou currently serves on the board of Kraton Performance Polymers and is the chair of its Compensation Committee and a member of its Nominating and Corporate Governance Committee. Mr. Demetriou previously served on the board of Foster-Wheeler AG starting in 2008 and was Non-Executive Chairman of Foster-Wheeler from 2011 to 2014. Mr. Demetriou also previously served on the board of OM Group where he served as chair of the Compensation Committee and a member of the Nominating / Corporate Governance Committee. Mr. Demetriou holds a Bachelor of Science degree in chemical engineering from Tufts University.

Mr. Demetriou, who has been a Director of the Company since 2015, brings international business perspectives and more than 30 years of experience in leadership and senior management roles to the Board, including 15 years in the role of chief executive officer. In addition, he brings experience in a variety of industries, including metals, specialty chemicals, oil & gas, manufacturing and fertilizers, which he has gained over the course of his career, which is particularly valuable given the variety of industries in which the Company’s clients operate.

Joseph R. Bronson, Director. Mr. Bronson, age 68, is the Principal and CEO of The Bronson Group, LLC, a consulting firm primarily engaged in the area of financial and operational consulting. In March 2014, he started serving as Strategic Advisor to Cowen and Company, a New York-based investment bank. In May 2011, he was appointed an Advisory Director to GCA/Savvian, LLC, a financial advisory firm based in San Francisco, California. From January 2009 to March 2010, he was the Chief Executive Officer of SVTC (Silicon Valley Technology Corporation), a provider of semiconductor wafer fabrication services to customers requiring product development manufacturing services. From August 2007 to October 2008, he was the

President and Chief Operating Officer of Sanmina-SCI, a global electronics manufacturer. From 2004 to 2007, he was the co-Chief Executive Officer and Director of Form Factor, a global leader in advanced semiconductor wafer probe card technology for semiconductor product testing. Mr. Bronson was previously the Executive Vice President and Chief Financial Officer of Applied Materials, Inc., the global leader in semiconductor capital equipment. Mr. Bronson had a number of general management and executive positions with Applied Materials spanning a career of 22 years. Mr. Bronson also currently serves on the board of directors of Maxim Integrated Products, Inc., a leading supplier of analog devices to the semiconductor industry, and PDF Solutions, Inc., a company involved in the semiconductor diagnostic business. He is a Certified Public Accountant and a member of the American Institute of CPAs, serves as Trustee of Fairfield University and is Chairman of the Leavey School of Business Advisory Board, Santa Clara University, California. He is also a director of two private companies.

Mr. Bronson, who has been a Director of the Company since 2003, brings accounting expertise and familiarity with financial statements, financial disclosures, auditing and internal controls to the Board from his prior service as Chief Financial Officer. His senior management level experience at large publicly traded companies also brings to the Board additional perspective regarding the day-to-day operations of large organizations as well as corporate best practices.

Juan José Suárez Coppel, Director. Mr. Suárez, age 57, was General Director (Chief Executive Officer) of Petróleos Mexicanos (“PEMEX”), the national oil company of Mexico, from 2009 to 2012. Prior to his tenure as General Director, Mr. Suárez held other positions at PEMEX, including Chief Financial Officer from 2001 to 2006. He also served as Chief of Staff of Mexico’s Secretary of Finance and Public Credit in 2000 and 2001. In the private sector, Mr. Suárez was Co-Head of Equity Derivative Trading at Banamex from 1991 to 1995 and has held senior leadership positions at Grupo Televisa and Grupo Modelo; Mexico’s largest media company and largest brewer, respectively. Mr. Suárez also taught economics at several leading universities in Mexico, Europe and the United States. He currently serves as a consultant for Petroleos Ebano, a pre-operational oil and gas start up in Mexico. He is a graduate of the Instituto Tecnológico Autónomo in Mexico City, and earned his Ph.D. in economics from the University of Chicago.

Mr. Suárez, who has been a Director of the Company since 2013, provides strong expertise in the oil and gas industry, which is particularly valuable given the Company’s customers in this industry. He also brings extensive knowledge and experience in finance matters and his experience as an executive brings perspective on management and operational matters to the Board. His background in international operations also assists the Board in light of our growing international presence.

Robert C. Davidson, Jr., Director. Mr. Davidson, age 71, is retired. Mr. Davidson served as the Chairman and Chief Executive Officer of Surface Protection Industries, Inc., a company that provided surface protection products and services worldwide from 1978 to October 2007. He serves as a member of the boards of Morehouse College (Chairman), Art Center College of Design (Chairman), Cedars-Sinai Medical Center (Vice Chair of Audit Committee), Broadway Federal Bank, f.s.b. (Chairman of Compensation Committee and Internal Asset Review Committee), and the University of Chicago Graduate School of Business Advisory Council. He received a Bachelor of Arts degree from Morehouse College and an MBA in Marketing and Finance from the University of Chicago.

Mr. Davidson, who has been a Director of the Company since 2001, brings strong leadership and knowledge and experience of strategic and financial matters to the Board from his experience founding and building private companies serving national and international markets, his almost 30-year career at Surface Protection Industries, Inc., and his prior service as a chief executive officer and chairman. He also brings to the Board important knowledge of public company governance through his service on multiple public company boards, including service on compensation committees.

Ralph E. Eberhart, Director. General Eberhart, age 69, currently serves as Chairman and President of the Armed Forces Benefit Association, a 400,000 member organization. He is a former General Officer of the United States Air Force. A graduate of the United States Air Force Academy, General Eberhart held numerous high-level command and staff positions within the Air Force over his 36-year career. He served as Commander of the North American Aerospace Defense Command (NORAD) on 9/11, and in the aftermath of 9/11, he was selected as the first Commander of the U.S. Northern Command. He also served as Commander of Air Combat Command and U.S. Space Command. He serves on the boards of Rockwell Collins, Triumph Group, Inc. and VSE Corporation.

General Eberhart, who has been a Director of the Company since 2012, brings valuable leadership and management skills developed through his military service. His 36-year military career provides the Board with valuable experience and knowledge of government and the military, which is particularly valuable given the Company’s government and military contracts.

Dawne S. Hickton, Director. Ms. Hickton, age 59, was Vice Chair, President and Chief Executive Officer of RTI International Metals, Inc. (“RTI”) from 2007 until RTI’s acquisition by Alcoa in July 2015. Under her leadership, Ms. Hickton guided RTI’s transformation and expansion from a titanium mill products producer to a fully integrated specialty metals manufacturer of integrated titanium and aluminum fabricated structures and components for the aerospace, defense, energy and medical industries. Ms. Hickton is currently President of Cumberland Highstreet Partners, a strategic consulting business founded in October 2016. She also serves as a director of the Federal Reserve Bank of Cleveland. Additionally, she serves on the board of Triumph Group, and the Audit Committee, Nominating & Corporate Governance Committee and Compensation & Management Development Committee of that board. She also serves on the board of Norsk Titanium, AS. She is on the board of directors of the Smithsonian’s National Air and Space Museum, serves on the board of The Wings Club, and is a Director of Corporate Angel Network. In addition, she is a member of the University of Pittsburgh’s Board of Trustees, serving on the Student Affairs and Property and Facilities Committees. Prior to beginning her career at RTI in 1997, Ms. Hickton was employed at USX Corporation, where she worked with the parent organization and its subsidiaries: U.S. Steel, American Bridge Company and U.S. Steel Mining Company. She also previously served as a public company director of FNB Corporation from 2006 until 2013. Ms. Hickton is a graduate of the University of Rochester and earned a J.D. degree from the University of Pittsburgh School of Law.

Ms. Hickton, who has been a Director of the Company since 2015, provides a wealth of proven business leadership experience with a CEO’s perspective, and advanced strengths in project management and engineering expertise. Her background as a senior officer in a publicly traded company for nearly two decades is particularly valuable to the Board, as it lends a contemporary understanding of how to engage with the Company’s stakeholders, in addition to driving a strong growth agenda.

Linda Fayne Levinson, Lead Independent Director. Ms. Fayne Levinson, age 74, is an experienced executive and corporate director. From 1997 until 2004, Ms. Fayne Levinson was a Partner of GRP Partners, a venture capital firm that invests in early stage technology companies. Prior to that, Ms. Fayne Levinson was an executive at Creative Artists Agency, Inc.; a Partner at Wings Partners, a Los Angeles based private equity firm; President of Fayne Levinson Associates, an independent consulting firm; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1978. Ms. Fayne Levinson also serves as a member of the boards of Hertz, Ingram Micro, Inc. and NCR Corporation. At Hertz, Ms. Fayne Levinson is the Chair of the Board and previously served as Chair of its Nominating and Governance Committee, and at NCR is Chair of the Compensation Committee. Ms. Fayne Levinson is also a member of the U.S. Advisory Board of CVC Capital Partners and a trustee at Barnard College, where she chairs the Investment Committee.

Ms. Fayne Levinson has been a Director of the Company since 1996. Her executive, consulting and investment career brings in-depth knowledge of business operations, strategy and technology to the Board of Directors. Her service on the boards of a number of global companies, including her service as a Chair of a board, a lead director and as chair of compensation and nominating and governance committees, provides the Board insight regarding compensation strategies and other corporate governance matters, both of which are key areas of focus in today’s corporate environment.

Peter J. Robertson, Director. Mr. Robertson, age 68, is retired. Mr. Robertson was Vice Chairman of the Board for Chevron Corporation, one of the world’s largest energy companies, until April 1, 2009. He joined Chevron in 1973 and over his 36-year career he had a wide variety of responsibilities including directing Chevron’s worldwide exploration and production and global gas businesses, corporate strategic planning, policy, government and public affairs. He was also Chief Financial Officer of Chevron USA. He is a non-executive director of SASOL Limited and an advisory director of Campbell-Lutyens. He is co-chairman of the US Saudi Arabian Business Council and chairman of the World Affairs Council of Northern California. He is a past chairman of the US Energy Association. A native of Edinburgh, Scotland, he holds a Bachelor of Science degree in Mechanical Engineering from the University of Edinburgh and an MBA from the University of Pennsylvania, Wharton School, where he was a Thouron Scholar.

Mr. Robertson, who has been a Director of the Company since 2009, brings vital knowledge and experience to the Board in the oil and gas industry from his over 36-year career at Chevron Corporation, which is particularly important given the number of Company customers in the energy and refining sector. He also brings valuable international experience in developed and developing countries, including interactions with governments at the highest levels, from his executive experience and the multiple chairmanship and director positions he has held and currently holds. Mr. Robertson also has extensive experience on the boards of not-for-profit entities with global reach and public company boards as well as important accounting know-how and experience with public company financial statements, disclosures and accounting rules from his service as Chief Financial Officer of Chevron USA.

Christopher M.T. Thompson, Director. Mr. Thompson, age 68, was Chairman and Chief Executive Officer of Gold Fields Ltd., an international gold producer with over 50,000 employees and operations on five continents from 1998 to 2002, and continued as Chairman of that company through 2005. He was also Chairman of the World Gold Council from 2002 to 2005. He founded and was Chief Executive Officer of Castle Group Ltd., an international investment company that helped support the development of new mines. He served on the board of Teck Resources Limited from 2003 to 2015 and on the board of Golden Star Resources Ltd. from 2010 to 2015. He currently serves on the board of Royal Gold, Inc., a company that acquires and manages precious metal royalties and streams. Mr. Thompson holds a master’s degree in management studies from Bradford University, U.K., and a bachelor’s degree in law and economics from Rhodes University, South Africa. He is a member of the The Colorado School of Mines Foundation Board.

Mr. Thompson, who has been a Director of the Company since 2012, has an extensive background in the mining industry, providing strong knowledge of and management and operational experience in this area to the Board, which is particularly valuable given the Company’s customers in this industry. Mr. Thompson also provides knowledge of the biotechnology industry, which is also important given the Company’s customers in that industry. His senior management level experience also brings to the Board additional perspective regarding the day to day operations of large organizations as well as corporate best practices.

Meetings of the Board of Directors

The Board of Directors held seven regularly scheduled meetings in fiscal 2016. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during fiscal 2016. The Board of Directors has a policy that directors are expected to attend the annual meetings of shareholders. All directors attended the 2016 annual meeting of shareholders.

During fiscal 2016, the non-management members of the Board of Directors met in executive sessions without management present at all of its regularly held meetings. The Board of Directors expects to continue this practice in fiscal 2017. The director serving as the Lead Independent Director, currently Ms. Levinson, chairs these executive sessions. See “— Board Leadership Structure” for a further discussion of the responsibilities of the Lead Independent Director.

Compensation of Directors for Fiscal 2016

The Company paid non-management directors a cash retainer of $88,000 per year through April 2016 and $100,000 per year thereafter. In an effort to align the Company’s compensation practices with those of its peers, during fiscal 2016 the Company moved from granting annual awards of a fixed number of restricted stock units and options to a value-based approach. Jacobs also eliminated the appointment grant awarded to new directors. For fiscal 2016, the Board set the annual equity value to be awarded to non-management directors at approximately $135,000 and, accordingly, granted each non-management director an award of 2,309 restricted stock units and an option to purchase 3,500 shares of the Company’s common stock.

Each of the equity grants described above is made pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, as amended and restated (the “1999 Outside Director Plan”). Each director option grant vests and becomes exercisable in four equal annual installments commencing on the first anniversary of the grant date. Each director restricted stock unit grant vests in full six months after the grant date; however the award is not settled by issuance of the underlying shares until the director’s retirement from the Board of Directors. In accordance with the terms and conditions of the 1999 Outside Director Plan, the option prices for both the annual grants and the appointment grants are equal to the average of the Fair Market Values (as defined in the 1999 Outside Director Plan) of a share of common stock for the ten trading days ending on the second trading day prior to the date for which the grant price is being determined, but in no event less than eighty-five percent (85%) of the Fair Market Value of a share of common stock on the date the grant price is being determined. The table below sets forth the compensation paid (or credited) to each of the Company’s non-management directors during fiscal 2016.

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (3)	Option Awards ($) (4)	Total ($)
Joseph R. Bronson	93,000		94,495	42,482	229,977
Juan José Suárez Coppel	93,000		94,495	42,482	229,977
John F. Coyne	93,000		94,495	42,482	229,977
Robert C. Davidson, Jr.	93,000		94,495	42,482	229,977
Ralph E. Eberhart	93,000		94,495	42,482	229,977
Edward V. Fritzky	36,828	(2)	—	—	36,828
Dawne S. Hickton	93,000		94,495	42,482	229,977
Linda Fayne Levinson	93,000		94,495	42,482	229,977
Peter J. Robertson	93,000		94,495	42,482	229,977
Christopher M.T. Thompson	93,000		94,495	42,482	229,977
Noel Watson	63,667		94,495	42,482	200,644

(1)	Represents fees earned during fiscal 2016.
(2)	Mr. Fritzky did not stand for re-election at the 2016 annual meeting of shareholders.
(3)	Represents the grant date fair value of the grants of restricted stock units under the 1999 Outside Director Plan during the fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). A grant of restricted stock units relating to 1,500 shares and 809 shares of common stock was made to each then-sitting non-management director on March 1, 2016 and March 24, 2016 respectively, which were based on a grant date fair value of $39.66 and $43.27, respectively, per share (market price on the date of grant of March 1, 2016 and March 24, 2016, respectively), with a total fair value of $94,495. The aggregate number of shares of restricted stock and restricted stock units outstanding at September 30, 2016 for each non-management director was as follows: J. Bronson — 20,809; J. Suárez — 5,309, J. Coyne — 11,809; R. Davidson — 24,809; R. Eberhart — 6,809; D. Hickton — 2,309; L. Levinson — 26,809; P. Robertson — 9,809; C. Thompson —6,809; and N. Watson — 7,309.

(4)	Represents the grant date fair value of options granted under the 1999 Outside Director Plan during fiscal 2016 in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. A grant of options relating to 3,500 shares of common stock was made to each then-sitting non-management director on March 1, 2016 and was based on a grant date fair value of $12.1376 per share, with a total fair value of $42,482. The aggregate number of options outstanding at September 30, 2016 for each non-management director was as follows: J. Bronson — 31,000; J. Suárez — 14,500; J. Coyne — 33,500; R. Davidson — 32,000; R. Eberhart —18,000; D. Hickton — 7,500; L. Levinson — 34,500; P. Robertson 28,500; C. Thompson — 18,000; and N. Watson — 17,500.

Independence of Directors

The Board of Directors has adopted Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that each of Mesdames Fayne Levinson and Hickton, Messrs. Bronson, Coyne, Davidson, Robertson, Suárez and Thompson, and General Eberhart is independent under Section 303A.02 of the NYSE listed company manual and the Company’s Independence Guidelines. The NYSE’s independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent. None of the Company’s independent directors had any relationship that violated the NYSE’s tests.

In addition, as further required by the NYSE’s listed company manual and the Company’s independence guidelines, the Board of Directors has made an affirmative determination that no relationship, whether immaterial or material, exists between any independent director and the Company that would prevent a director from being independent. In making this determination, the Board considered the facts described below. Mr. Robertson is on the board of directors of the US-Saudi Arabian Business Council, an organization of business leaders to which the Company currently makes annual cash contributions of $15,000. During fiscal 2015, Ms. Hickton served as Vice Chair, President, Chief Executive Officer and a director of RTI International Metals, Inc. (“RTI”), which has been a client of the Company. The payments by RTI to the Company for any fiscal year have been substantially less than one percent of the consolidated gross revenues of RTI. After a review of the facts, using its business judgment, the Board of Directors determined that these relationships did not compromise Mr. Robertson’s or Ms. Hickton’s independence.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chairman and Chief Executive Officer in any manner after consideration of relevant factors at the time of the decision. Currently, the Board is led by Mr. Demetriou as Chairman, a position he has held since July 2016, and Ms. Levinson as Lead Independent Director.

The Board has determined that having Mr. Demetriou serve as Chairman provides significant advantages to the Board, as it allows the Board to benefit from his knowledge of the Company’s business and market opportunities and risks and also facilitates communications and relations with other senior management.

Because the Board believes that strong independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Independent Director. The Board also believes that a Lead Independent Director who has the responsibilities set forth in the Corporate Governance Guidelines provides comparable independent leadership, oversight and benefits for the Company and Board that would be provided by an independent Chairman. Some of the specific responsibilities of the Lead Independent Director when acting as such include the following:

•

Serving as the independent directors’ central point of communication with the Chairman and Chief Executive Officer and working with the Chairman and Chief Executive Officer to support appropriate compliance with Board policies;

•	Proactively engaging with the Chairman and Chief Executive Officer as a key advisor on emerging issues and alternative courses of action;

•	Setting and approving the schedule of Board meetings, meeting agendas and the information sent to the Board, while keeping the Chairman and Chief Executive Officer advised;

•	Calling meetings of the independent directors; and

•	Meeting with various Company constituencies on behalf of the Board.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters. In addition, the independent directors discuss risk management during executive sessions without management present.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company’s various codes of ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs, as discussed in greater detail under “Compensation Discussion and Analysis — Compensation Risk Assessment” below. Finally, the Nominating and Corporate Governance Committee oversees risks associated with the independence of directors and Board nominees and assists the Board in overseeing the activities with respect to compliance and business practice matters. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees.

Committees of the Board of Directors

Audit Committee — The Audit Committee advises the Board of Directors on internal and external audit matters affecting the Company and is responsible for the appointment of the independent auditors of the Company. In addition, the Audit Committee reviews with such auditors the scope and results of their examination of the financial statements of the Company and any investigations by such auditors, and reviews and approves the worldwide audit fee and all non-audit services.

The Audit Committee is governed by a charter which is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described above under “Corporate Governance — Availability of Documents.” The members of the Audit Committee are Mr. Bronson (Chair), Ms. Hickton and Mr. Thompson. Mr. Robertson served on the Audit Committee until July 2016. The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet or met the Company’s Independence Guidelines, the independence standards of Section 303A.02 of the NYSE listed company manual and Rule 10A-3 under the 1934 Act and are (or were during their term of service) “financially literate” as required by Section 303A.07(a) of the NYSE listed company manual, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, the Board of Directors has affirmatively determined that all of the members of the Audit Committee are (or were during their term of service) “audit committee financial experts” under Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on the respective qualifications and business experience of each of the members, as briefly described above. During fiscal 2016, the Audit Committee held nine meetings. Further information regarding the Audit Committee is set out in the “Report of the Audit Committee” below.

Human Resource and Compensation Committee — The Compensation Committee establishes, recommends, and governs all compensation and benefits policies for executive officers, including individual components of total remuneration, goals, and performance criteria for incentive compensation plans, short- and long-term incentive plan design, and key benefit plans established for employees. The Compensation Committee is responsible for the policy and protocol involved in the granting of all equity compensation and approves directly or through its subcommittee all equity-based grants made to employees. The Compensation Committee also oversees the administration of employee benefit plans for the Company.

The Compensation Committee is governed by a charter which is available by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described above under “Corporate Governance — Availability of Documents.” The members of the Compensation Committee are Mr. Robertson (Chair), Mr. Coyne, and General Eberhart. Ms. Levinson served as Chair of the Compensation Committee until July 2016. The Board of Directors has affirmatively determined that all of the members of the Compensation Committee meet (or met during their term of service) the Company’s Independence Guidelines and the independence standards of Section 303A.02 of the NYSE listed company manual. During fiscal 2016, the Compensation Committee held seven meetings.

Compensation Committee Interlocks and Insider Participation — During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee assists the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company and for considering and making recommendations to the Board concerning the Company’s corporate governance policies, principles, and guidelines, including, but not limited to, the appropriate size, function, and needs of the Board. The qualifications that the Nominating and Corporate

Governance Committee and Board of Directors consider in identifying qualified candidates to serve as directors include age, skills, financial background, international background, education, professional and academic affiliations, industries served, length of service, positions held, and geographies served.

The Company’s Corporate Governance Guidelines provide that the Board should encompass individuals with diverse backgrounds and perspectives. In accordance with this guideline, the Nominating and Corporate Governance Committee’s policy is to consider the diversity of viewpoints, backgrounds, experience and other demographics in evaluating director candidates. Diversity is a significant consideration in the director nomination process because the Board believes that men and women of different ages, races and ethnic backgrounds can contribute different, useful perspectives, and can work effectively together to further the Company’s mission. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Once potential candidates are identified, including those candidates nominated by shareholders, the Chair of the Nominating and Corporate Governance Committee, the Lead Independent Director and the Chairman and CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by non-management directors and executive management of the Company. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election. With regard to procedures for shareholder nominations of directors for election, please see the requirements described below under “Shareholders’ Proposals.” The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with these procedures.

The Nominating and Corporate Governance Committee is governed by a charter which is available by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described above under “Corporate Governance — Availability of Documents”. The current members of the Nominating and Corporate Governance Committee are Mr. Davidson (Chair), Ms. Hickton and Mr. Suárez. Mr. Fritzky served on the Nominating and Corporate Governance Committee until he left the Board in January 2016. The Board of Directors has affirmatively determined that all of the members of the Nominating and Corporate Governance Committee meet (or met during their term of service) the Company’s Independence Guidelines and the independence standards of Section 303A.02 of the NYSE listed company manual. During fiscal 2016, the Nominating and Corporate Governance Committee held six meetings.

Annual Performance Evaluations

The Nominating and Corporate Governance Committee coordinates annual Board self-evaluations and periodic individual director reviews. The Chairs of each of the committees coordinate annual self-evaluations of their respective committees.

Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt. Any communications received by management from shareholders which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Full Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board of Directors may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Engineering Group Inc., 600 Wilshire Boulevard, Suite 1000, Los Angeles, California, 90017, in an envelope marked confidential.

Contacting Non-Management Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s non-management directors may do so as follows:

•	Confidentially or anonymously through the Company’s Integrity Hotline, 1 (877) 522-6272;

•

By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Engineering Group Inc., 600 Wilshire Boulevard, Suite 1000, Los Angeles, California, 90017, in an envelope marked confidential; or

•	By sending an email to LeadIndependent.Director@Jacobs.com.

Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit, or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

•	Through the Company’s Integrity Hotline, 1 (877) 522-6272;

•

By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 600 Wilshire Boulevard, Suite 1000, Los Angeles, California, 90017, in an envelope marked confidential; or

•	By sending an email to Audit.Committee@Jacobs.com.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates”, “intends”, and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A — Risk Factors in the Company’s 2016 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee hereby reports as follows:

1.	Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.	The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2016 Annual Report on Form 10-K.

3.	The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young, the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and Ernst & Young, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

4.	The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

5.	The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which Ernst & Young provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax research, and planning services), without a specific, case-by-case consideration of each of the services to be performed by Ernst & Young. The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by Ernst & Young. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

6.	Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the SEC.

Joseph R. Bronson, Chair

Dawne S. Hickton

Christopher M.T. Thompson

AUDIT AND NON-AUDIT FEES

Set forth below are the fees billed to the Company by its independent registered public accounting firm, Ernst & Young, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies described above.

	2016	2015
Audit Fees	$6,977,300	$6,796,700
Audit-related fees	460,030	592,000
Tax fees	1,659,700	1,389,000

Total	$9,097,030	$8,777,700

Audit Fees — Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

Audit-Related Fees — Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; contractor’s license compliance procedures; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees — Consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax, and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

Peter J. Robertson, Chair

John F. Coyne

Ralph E. Eberhart

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the compensation of our named executive officers (“NEOs”) during fiscal 2016. Our NEOs for fiscal 2016 were:

•	Mr. Steven J. Demetriou, Chairman and Chief Executive Officer (“CEO”)

•	Mr. Kevin C. Berryman, Executive Vice President and Chief Financial Officer (“CFO”)

•	Mr. Joseph G. (“Gary”) Mandel, President, Petroleum & Chemicals

•	Mr. Terence D. Hagen, President, Aerospace & Technology

•	Mr. Robert V. Pragada, President, Buildings & Infrastructure

Fiscal 2016 Highlights

As one of the world’s largest and most diverse providers of technical professional and construction services, we operate with a pay-for-performance philosophy in a challenging, highly competitive, and rapidly evolving global environment. During fiscal 2016, we continued to implement our initiatives intended to improve operational efficiency and reduce costs, which are expected to result in savings of approximately $260 million to $270 million per year. The Company also continued to deliver strong cash flow, which allowed us to repurchase $153 million of shares during fiscal 2016.

For fiscal 2016, we redesigned our short-term incentive plan to reinforce our commitment to profitable growth and effective cash management with specific measures and targets assigned to each participant based on their respective role in the organization. In line with our financial results for fiscal 2016 and consistent with our pay-for-performance philosophy, payouts to the NEOs under our Management Incentive Plan ranged from 47.5% of target to 102.5% of target depending on the participant’s role in the Company.

Our Executive Compensation Philosophy

Our vision is to provide superior customer value through a long-term, relationship-based approach and solid returns to our shareholders through growth. The Compensation Committee has a compensation philosophy that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program is intended to:

•	Reward executives for superior annual Company performance through a short-term cash incentive program that places a substantial component of pay at risk;

•	Retain senior management through the use of long-term equity-based and other incentives; and

•	Encourage executives to have an equity stake in the Company.

Our Executive Compensation Program and Practices

Our Compensation Committee believes that our executive compensation program is appropriately designed to advance shareholder interests through effective performance-based incentives with retention features. The key components and associated purposes of our compensation program are as follows:

•	Base Salary — Provides the security of a competitive fixed cash payment for services rendered.

•	Short-Term Incentives — Motivate superior annual performance by tying payout to achievement against pre-established goals.

•	Long-Term Equity Incentives — Retain executives and motivate them to build shareholder value over the life of the grants.

We remain committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders. Below is a summary of best practices that we have implemented and practices we avoid with respect to the compensation of our NEOs because we believe they are not in the best interests of our Company or our shareholders.

WHAT WE DO	WHAT WE DO NOT DO

Pay for Performance — A significant majority of our executives’ target compensation is performance based on and tied to pre-established performance goals aligned with our short- and long-term objectives.	No Tax Gross-Ups — We do not have tax reimbursements or gross-ups (other than for tax equalization for expatriates, normal relocation expenses or spousal travel for approved business purposes). See “— Other Benefits and Policies —Perquisites” below.

Compensation Recoupment Policies — We have a clawback policy that applies when inaccurate financial statements have affected incentive award payments to executive officers. This policy is further described under “— Clawback Policy” below.	No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a pension plan or supplemental retirement plan for executive officers.

Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “— Stock Ownership Guidelines” below.	No Perquisite Programs — We do not offer executive perquisite programs such as Company-provided autos or auto allowances (except for expatriates), or payment of club dues.

Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies as described under “—Assessing Compensation Competitiveness” below.	No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock.

Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides no other services to the Company.	No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock.

WHAT WE DO	WHAT WE DO NOT DO

Annual Pay for Performance Review — With the help of its independent compensation consultant, the Compensation Committee annually analyzes the difficulty of meeting our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended.	No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan.

Our Compensation Program Emphasizes Long-Term Incentives

As reflected in the charts below, performance-based equity continues to represent the majority of the total direct compensation earned by our CEO and other NEOs. Total direct compensation refers to base salary, short-term incentive compensation (measured by expected bonus opportunity for the fiscal year) and long-term equity incentive compensation.

Shareholder Engagement and Say-on-Pay

Our relationship with our shareholders is an important part of the Company’s success. In addition to our regular investor relations engagements, we meet with many of our institutional stockholders to discuss our corporate strategy, executive compensation programs, corporate governance and other topics of interest to our shareholders. These engagement efforts allow us to better understand our shareholders’ priorities and perspectives, and provide us with useful input concerning our corporate strategy and our compensation and corporate governance practices. At our 2016 annual meeting of shareholders, over 80% of the shares voted were in favor of the advisory resolution concerning executive compensation.

The Compensation Decision Process

The Compensation Committee directly retains the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee currently engages the services of Frederic W. Cook & Co., Inc. (the “Independent Consultant”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s compensation programs. The Independent Consultant performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. The Compensation Committee has assessed the independence of the Independent Consultant pursuant to the rules of the SEC and the NYSE and concluded that the Independent Consultant is independent and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During fiscal 2016, our executive team, including Steve Demetriou, Kevin Berryman, and Lori Sundberg, our CEO, CFO and Senior Vice President, Global Human Resources, respectively, worked with the Compensation Committee to help ensure that the design of executive compensation is competitive, ethical, and aligned with the Company’s values. The executive team also reviewed the compensation of the most highly compensated employees across the Company, except as to their own compensation, with the Compensation Committee to help ensure consistency of compensation, and provide information and make recommendations. For fiscal 2016, compensation decisions for the NEOs (other than our CEO) were made by the Compensation Committee after consultation with the CEO, and the compensation decision with respect to our CEO was approved by the full Board upon recommendation from the Compensation Committee.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, annually compares each element of compensation to that of an industry peer group. For fiscal 2016, as part of its annual review, the Compensation Committee determined that the peer group should be comprised of (1) construction and engineering firms that are direct competitors with the Company for business and executive management talent or (2) companies that provide consulting or technical services to government and large commercial clients. In addition, to be included, a company would need to be generally within one-third to three times the size of the Company in terms of revenue and market capitalization at the time of their original selection.

Similar to prior years, in order to assess compensation competitiveness compared to the peer group, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay information developed by Willis Towers Watson regarding the industry specific and general industry group in which the Company competes for talent.

The following chart shows the industry peer group used for benchmarking in fiscal 2016, including relevant size and performance data to illustrate the Company’s relative position.

Most Recently Available Four Quarters ($M)						Market Capitalization
Revenues		Net Income		Employees		as of 9/30/16 ($M)
Raytheon	$23,909	Raytheon	$2,156	AECOM Tech	92,000	Raytheon	$40,171
Northrop Grumman	$23,629	Northrop Grumman	$2,048	Northrop Grumman	65,000	Northrop Grumman	$38,206
Fluor	$18,035	Fluor	$ 326	Raytheon	61,000	L-3 Communications	$11,642
AECOM Tech	$17,811	Leidos	$ 280	Computer Sciences	59,000	Computer Sciences	$ 7,332
Chicago Bridge & Iron	$11,960	Quanta Services	$ 248	Jacobs	54,900	Fluor	$ 7,146
Jacobs	$10,964	Jacobs	$ 210	Chicago Bridge & Iron	42,000	Leidos	$ 6,482
L-3 Communications	$10,452	KBR	$ 186	Fluor	38,758	Jacobs	$ 6,256
Quanta Services	$ 7,345	EMCOR	$ 182	L-3 Communications	38,000	AECOM Tech	$ 4,569
Computer Sciences	$ 7,232	AECOM Tech	$ 90	EMCOR	29,000	Quanta Services	$ 4,228
EMCOR	$ 7,155	Computer Sciences	$ 67	Quanta Services	24,500	EMCOR	$ 3,625
CH2M Hill*	$ 5,367	CH2M Hill*	$ 3	CH2M Hill*	22,000	Chicago Bridge & Iron	$ 2,892
Leidos	$ 5,237	L-3 Communications	$ (91)	KBR	22,000	KBR	$ 2,156
KBR	$ 4,284	Chicago Bridge & Iron	$(575)	Leidos	19,000	CH2M Hill*	$1,994

75th Percentile	$17,867		$ 292		59,500		$ 8,409
Median	$ 8,898		$ 184		38,379		$ 5,525
25th Percentile	$ 6,708		$ 51		23,875		$ 3,442
Jacobs Percentile**	58%		58%		67%		50%

*	CH2M Hill’s equity is not publicly traded. Represents internal company valuation as of 2/28/16.
**	Percentile rank calculation includes Jacobs.
Source:	Standard & Poor’s Capital IQ.

For fiscal 2017, as part of its annual review, the Compensation Committee, in consultation with the Independent Consultant, determined to maintain the current peer selection criteria as used in fiscal 2016 and, based on that criteria, added the following companies to the peer group: Booz Allen Hamilton, SNC-Lavalin and Textron.

Compensation Elements

During fiscal 2016, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable in relation to competitive pay levels and appropriate in supporting business objectives and a positive performance-based culture.

As part of the review process supporting determination of fiscal 2016 compensation, the Compensation Committee reviewed data with respect to the position of the Company’s fiscal 2016 compensation program for its NEOs against the industry peer group and survey data described above. In addition, in order to evaluate the value of compensation and benefits received by the NEOs, the Compensation Committee’s evaluation took into account the aggregate equity holdings of each NEO. This review indicated that each of our NEO’s total direct compensation was within the ranges relative to our industry peers and was commensurate with the Company’s relative scope and complexity versus the peer group.

Base Salary

In setting the base salaries of our NEOs, the Compensation Committee utilizes information provided by its Independent Consultant to determine the competitiveness of base salaries compared to the industry peer group and market survey data.

The Compensation Committee also considers the fact that the Company continues to provide fewer ancillary benefits and other perquisites as compared to the Company’s industry peer group. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a more transparent and easier-to-administer pay system, and is more consistent with the Company’s culture.

For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan, with matching contributions, and a non-qualified salary deferral plan that provides non-enhanced market returns. More than half of the industry peer group provides additional retirement programs. Similarly, while most of the industry peer group provides some form of auto benefits, aircraft benefits, and/or club dues benefits, the Company provides none (except for an auto allowance as part of an expatriate expense allowance). Consistent with this approach, base pay levels for our NEOs have generally been higher than the median.

After considering market data from our peer group and from other market survey information, and in light of the Company’s fiscal 2015 financial performance, the Compensation Committee determined that the base salaries of our NEOs (other than Mr. Pragada who joined the Company in February 2016) for fiscal 2016 would remain at the same levels as fiscal 2015.

Short-Term Incentives

For fiscal 2016, we redesigned our short-term incentive plan to reinforce our commitment to profitable growth and effective cash management with specific measures and targets assigned to each participant based on their respective role in the organization. This new Management Incentive Plan provides for payouts to eligible employees when certain Company-wide and business unit-specific target goals are achieved. For fiscal 2016, select officers and managers of the Company, including the NEOs, were eligible to participate in the Management Incentive Plan, which covered approximately 360 employees.

The performance goals that apply to each NEO and the related payouts vary depending on the participant’s role within the Company and which line of business or business units the participant led throughout the performance year. For example, if an NEO takes on different management responsibilities during the fiscal year, the established line of business and business unit goals for those new responsibilities are aligned accordingly on a pro-rata basis to align with the time period the executive led that business. The bonus targets, weighting factors, payout amounts and actual results for the Management Incentive Plan for fiscal 2016 are shown in the following charts, as are the minimum thresholds and maximum payout amounts for each of these goals:

Named Executive Officer	MIP Target as a % of Salary	MIP Target Amount
Steven J. Demetriou	150%	$1,950,000
Kevin C. Berryman	100%	$750,000
Joseph G. Mandel	100%	$699,996
Terence D. Hagen	100%	$600,000
Robert V. Pragada	100%	$675,000

For fiscal 2016, the Compensation Committee established the following relative weighting and performance metrics, which reflect Mr. Pragada taking on additional leadership responsibilities of the Building and Infrastructure business and Mr. Mandel taking on additional leadership responsibilities for the Mining and Minerals business beginning July 1, 2016.

Performance Measure	Steven J. Demetriou	Kevin C. Berryman	Joseph G. Mandel	Terence D. Hagen	Robert V. Pragada
Consolidated Operating Profit [1]	80%	80%	50%	50%	50%
Average Operational Working Capital [2]	20%	20%
Aerospace & Technology
Operating Profit [3]				30%
DSO [4]				20%
Buildings & Infrastructure
Operating Profit [3]					2.50%
DSO [4]					1.70%
Petroleum & Chemicals
Operating Profit [3]			26.30%
DSO [4]			17.50%
Industrial
Operating Profit [3]					22.50%
DSO [4]					15%
Industrial Field Services
Operating Profit [3]					2.50%
DSO [4]					1.70%
Life Sciences
Operating Profit [3]					2.50%
DSO [4]					1.60%
Mining and Minerals
Operating Profit [3]			3.70%
DSO [4]			2.50%

(1)	Consolidated operating profit means total gross margin less selling, general and administrative expenses (“SG&A”), as adjusted for acquisitions and special items as approved by the Compensation Committee.

(2)

Average operational working capital is calculated by dividing (i) the average of the Company’s operational working capital for five quarters ended September 30, 2016 (as of the end of each quarter) by (ii) fiscal 2016 revenues. Operational working capital is defined as operational current assets less operational current liabilities. For these purposes, (i) operational current assets means total current assets, less cash and cash equivalents and (ii) operational current liabilities means total current liabilities, less notes payable and the current portion of long-term debt.

(3)	Line of business operating profit means total gross margin earned by the respective line of business less the SG&A for that line of business and less allocated corporate SG&A expenses, including cash and equity incentive compensation.

(4)	The line of business DSO means, for each line of business, the average accounts receivable for the five quarters ended September 30, 2016 (as of the end of each quarter) divided by its 12-month trailing revenues multiplied by 365 days.

The following are the performance levels achieved in fiscal 2016 against the performance criteria established by the Compensation Committee:

		Performance Levels [5]
		Minimum	Target	Maximum
Performance Measure	2016 Actual Results	(25% Payout)	(100% Payout)	(200% Payout)
Consolidated Operating Profit [1]	$516.9M	$448.0M	$560.0M	$728.0M
Average Operational Working Capital [2]	7.06%	7.60%	7.10%	6.10%
Aerospace & Technology
Operating Profit [3]	$205.4M	$149.3M	$186.6M	$242.6M
DSO [4]	56	62	58	50
Buildings & Infrastructure
Operating Profit [3]	$170.2M	$133.9M	$167.4M	$217.6M
DSO [4]	64	62	58	50
Petroleum & Chemicals
Operating Profit [3]	$124.3M	$121.0M	$151.3M	$196.6M
DSO [4]	77	73	68	58
Industrial
Operating Profit [3]	$55.6M	$47.4M	$59.2M	$77.0M
DSO [4]	59	62	58	50
Industrial Field Services
Operating Profit [3]	$53.3M	$34.4M	$43.0M	$55.9M
DSO [4]	59	62	58	50
Life Sciences
Operating Profit [3]	$34.4M	$19.6M	$24.5M	$31.9M
DSO [4]	42	52	49	42
Mining and Minerals
Operating Profit [3]	$6.6M	$19.3M	$24.2M	$31.4M
DSO [4]	59	62	58	50

(1)	Refer to footnote 1 in immediately preceding table.

(2)	Refer to footnote 2 in immediately preceding table.

(3)	Refer to footnote 3 in immediately preceding table.

(4)	Refer to footnote 4 in immediately preceding table.

(5)	Minimum pays out at 25% of target, Target pays out at 100% of target, and Maximum pays out at 200% of target, with the actual bonus payment being calculated by linear interpolation for achievement of goals other than those specified.

Based on our actual performance and applying the bonus targets, weighting factors, and performance metrics established by the Compensation Committee, the actual Management Incentive Plan awards to the NEOs for fiscal 2016 were as follows:

	2016 Target MIP Award	2016 Actual MIP Award
Named Executive Officer
Steven J. Demetriou	$1,950,000	$1,575,600
Kevin C. Berryman	$750,000	$606,351
Joseph G. Mandel	$699,996	$337,891
Terence D. Hagen	$600,000	$615,290
Robert V. Pragada	$675,000	$566,743

Award amounts under the Management Incentive Plan are calculated by taking the employee’s eligible earnings for the fiscal year times their target under the Management Incentive Plan times the payout factor of the performance group associated with their role. As an example, the amount of Mr. Berryman’s award ($606,351) was determined by taking his annual earnings of $750,000 times his Management Incentive Plan target of 100% times the payout factor for his performance group (Corporate), which was 80.8%.

Equity-Based Compensation

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior management. In deciding upon the design and magnitude of long-term incentives, the Compensation Committee is guided by several factors: (1) alignment with shareholder interests; (2) ease of understanding by participants; and (3) retentiveness. In applying these criteria, the Compensation Committee takes into account market data, information and recommendations from its Independent Consultant, and information provided by management, including recommendations by the CEO with respect to the magnitude of equity incentives for executive officers other than himself. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee awards equity incentives in November of each year.

2016 Equity Awards

The Compensation Committee approved fiscal 2016 awards of performance share units (“PSUs”), stock options, and restricted stock to our NEOs constituting 60%, 20% and 20%, respectively, of each NEO’s award. The fiscal 2016 grants were made by the Compensation Committee after its consideration of what the committee believed to be best practices, competitive market data, results of the Company’s recent say-on-pay votes, and discussions with shareholders.

Stock options vest ratably over a four-year period. Restricted stock are subject to certain restrictions on transfer and obligations to surrender the restricted stock to the Company, as set forth in the applicable award agreement (collectively, “forfeiture restrictions”). These forfeiture restrictions lapse ratably over a four-year period.

The PSUs are performance-based restricted stock units that are earned over a three-year performance period if the specified performance metrics are met. For fiscal 2016, the Compensation Committee used two different performance metrics, which correlate executive performance with increases in shareholder value. The first half of the PSUs vest based on the Company’s total shareholder return (“TSR”) compared to that of its industry peer group over a three-year period starting on November 19, 2015 (the “TSR Based Award”). Starting in fiscal 2016, the second half of the PSUs vest based on the Company’s earnings per share (“EPS”) growth over a three-year period (starting on the first day of fiscal 2016 and ending on the last day of fiscal 2018) (the “EPS Based Award”). Previously, the second half of the PSUs had vested based on the Company’s net earnings growth. Earnings per share is a key indicator of a company’s performance for stockholders and the predominant metric used in equity awards of the Company’s peers and its use is intended to improve the focus on profitability and financial discipline.

For the TSR Based Awards issued in fiscal 2016, the number of restricted stock units to be issued on the maturity date of November 19, 2018 is equal to the target number of restricted stock units multiplied by a TSR Performance Multiplier. TSR is a measure of the Company’s share price appreciation, taking into account reinvestment of any dividends paid during the performance period. The “TSR Performance Multiplier” is calculated based upon the Company’s TSR over a three-year period immediately following the TSR award date when ranked against the TSR of other companies in the industry peer group over the same period based on the following chart:

Company TSR Rank	TSR Performance Multiplier
Below 30th percentile	0%
30th percentile	50%
50th percentile	100%
70th percentile	150%

The TSR Performance Multiplier will be determined by linear interpolation for percentile rankings other than those listed in the chart. For purposes of computing TSR, the beginning stock price is the average stock price over the 30 calendar day period ending on the award date, and the ending stock price is the average stock price over the 30 calendar day period ending on the last day of the performance period.

For the EPS Based Awards issued in fiscal 2016, the number of restricted stock units to be issued on the maturity date of November 19, 2018 is based on the Company’s EPS growth over fiscal 2016, 2017 and 2018. The number of restricted stock units to be issued equals the sum of: (i) an amount, not less than zero, equal to one-third of the target number of restricted stock units multiplied by an EPS Performance Multiplier for that period determined based upon the growth in the Company’s EPS (“EPS Growth Rate”) from fiscal 2015 to fiscal 2016; (ii) an amount, not less than zero, equal to two-thirds of the target number of restricted stock units multiplied by an EPS Performance Multiplier determined based upon the Compound Annual EPS Growth Rate for fiscal 2017 as compared to fiscal 2015, minus the amount of shares earned pursuant to clause (i); and (iii) an amount, not less than zero, equal to the target number of restricted stock units multiplied by an EPS Performance Multiplier determined based upon the Compound Annual EPS Growth Rate for fiscal 2018 as compared to fiscal 2015, minus the amount of shares earned pursuant to clauses (i) and (ii).

The “Compound Annual EPS Growth Rate” for purposes of clauses (ii) and (iii) above means the EPS Growth Rate which when multiplied twice times fiscal 2015 EPS (in the case of clause (ii)) or three times fiscal 2015 EPS (in the case of clause (iii)) results in a number equal to fiscal 2017 EPS and fiscal 2018 EPS, respectively. The “EPS Performance Multiplier” is determined by reference to the following table based upon the Company’s EPS Growth Rate or Compound Annual EPS Growth Rate over the relevant fiscal periods. The Compensation Committee set these metrics based on the Company’s plan at the start of the fiscal year, which reflected the headwinds in client end markets, and the Company’s pro-active efforts to align its operations and reduce costs.

EPS Growth Rate or Compound Annual EPS Growth Rate	EPS Performance Multiplier
Less than 4%	0%
4%	50%
7.5%	100%
15%	150%
20% or greater	200%

The EPS Performance Multiplier will be determined by linear interpolation for EPS Growth Rates or Compound Annual EPS Growth Rates other than those listed in the chart.

For example, if the target number of shares of restricted stock to be issued as an EPS Based Award is 50,000 and the EPS Growth Rate from fiscal 2015 to fiscal 2016, and the Compound Annual EPS Growth Rate for fiscal 2017 as compared to fiscal 2015 and for fiscal 2018 as compared to fiscal 2015, are each 7.5%, then 50,000 restricted stock units would vest on the maturity date. This amount is calculated by adding the result of the calculation described in clause (i) above (50,000 shares x 1/3 x 100% = 16,666 shares), the result of the calculation described in clause (ii) above (50,000 shares x 2/3 x 100% — 16,666 shares = 16,667 shares), and the result of the calculation described in clause (iii) above (50,000 shares x 100% — 16,666 shares — 16,667 shares = 16,667 shares).

“EPS” for any fiscal period is computed by dividing Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period. “Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with accounting principles generally accepted in the United States (“GAAP”) (A) as may be adjusted to eliminate the effects of (i) costs associated with restructuring activities, as determined in accordance with GAAP, regardless of whether the Company discloses publicly the amount of such restructuring costs or the fact that the Company engaged in restructuring activities during the periods restructuring costs were incurred; and (ii) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); and (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has made a finding are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. For these purposes, such events or transactions could include: (i) settlements of claims and litigation; (ii) disposals of operations including a disposition of a significant amount of the Company’s assets, (iii) losses on sales of investments, and (iv) changes in laws and/or regulations.

To determine the dollar value of awards to be granted to the NEOs and consistent with its prior process for determining the magnitude of awards, the Compensation Committee examined data with respect to grant values at the 25th, 50th, and, 75th percentiles among industry peer group companies. It also considered the size of the awards previously granted to the NEOs, which reflected the Compensation Committee’s previous evaluation of the magnitude of awards considered necessary in order to align with competitive levels. The determination of award levels in fiscal 2016 also took into account the Compensation Committee’s review of the CEO’s performance and that of the other NEOs (and the CEO’s recommendations with respect to the other NEOs), as well as the Company’s overall performance in what continues to be challenging economic circumstances.

A summary of the equity awards granted in fiscal 2016 is provided below:

Named Executive Officer	Grant Date		Performance Share Units (2)	Stock Options	Restricted Stock (3)
Steven J. Demetriou	11/19/2015		89,846	98,739	29,949

Kevin C. Berryman	11/19/2015		22,462	24,685	7,488

Joseph G. Mandel	11/19/2015		22,462	24,685	7,488

Terence D. Hagen	11/19/2015		17,548	19,285	5,850

Robert V. Pragada	2/1/2016	(1)	19,934	21,387	32,201

(1)	Mr. Pragada received these awards in connection with his joining the Company on February 1, 2016.
(2)	Represents the target payout shares as described under “Executive Compensation — 2016 Grants of Plan Based Awards” below.
(3)	Represents the time-vested restricted stock granted under the Company’s 1999 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”).

Grant Process

As in previous years, the exercise price of stock option grants was set at 100% of the closing market price of a share of the Company’s common stock on the date the Compensation Committee met and determined the grants. New hire awards and retention grants made to executive officers at other times are determined at the closest pre-established meeting date of the Compensation Committee. Additionally, the Compensation Committee has delegated certain limited authority to the CEO to make equity grants in accordance with the rules established by the Compensation Committee for non-executive officers throughout the year. As soon as administratively practicable after a new hire, promotion, or retention warrants an equity grant, the CEO reviews and approves the award. All awards are granted on the date the CEO takes action and, if in the form of stock options, awards are priced based upon the closing market price of a share of common stock on that date. The Compensation Committee periodically receives reports of the CEO’s actions. In fiscal 2016, no awards were made on a date other than when the Compensation Committee met or on the date the CEO approved an award.

Other Benefits and Policies

Benefits Programs

With the exception of its executive deferral plans, which are generally available to most of the Company’s senior management, and certain expatriate arrangements, the Company provides executives with the same benefit plans offered to staff employees. During fiscal 2016, the CEO and other NEOs were eligible to participate in the Company’s 401(k) plan. The plan provides a match equal to 50% of the first 6% of eligible pay (currently $265,000). This is the same plan the Company offers to all full-time employees in the United States. None of the NEOs participated in any defined benefit retirement or supplemental retirement benefit plan.

The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company. Several executive officers participate in the employee stock purchase plans.

Select employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (“EDPs”) whereby a portion of salary and bonus is deferred and paid to the employee at some future date. The EDPs are nonqualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, upon retirement, or death. Participant contributions are credited with earnings and losses based upon the actual experience of the deemed investments selected by participants. See “Executive Compensation —Nonqualified Deferred Compensation” below for further description of the EDPs.

Perquisites

Our NEOs are eligible to participate in the same benefits as those offered to staff employees including relocation benefits. Executives may have spousal travel paid for by the Company only when it is for an approved business purpose, in which case a related tax gross-up is provided.

In connection with the Company’s decision to move its corporate headquarters to Dallas, Texas, the Company provided relocation benefits to employees, including Mr. Demetriou and Mr. Berryman, who have relocated to Dallas. Mr. Hagen relocated to Tullahoma, Tennessee, where his key Aerospace and Technology leadership team is located. The standard relocation benefits include reimbursement for house-hunting trips, various expenses related to interim-living arrangements, the cost of moving household goods as well as home-sale and home-buying assistance, tax assistance, and relocation allowances to cover miscellaneous expenses.

Payments Upon Termination or Change in Control

Pursuant to Mr. Demetriou’s offer letter, upon a termination by the Company without “cause” or Mr. Demetriou’s resignation for “good reason,” in each case, during his first two years of employment, Mr. Demetriou is entitled to receive a lump-sum payment equal to 12 months of base salary and his target annual bonus. Mr. Demetriou’s rights to receive severance payments cease after the second anniversary of his start date. If Mr. Demetriou is terminated by the Company without “cause” or Mr. Demetriou resigns for “good reason” during his first three years of employment, certain restricted stock units granted to Mr. Demetriou pursuant to his offer letter, to the extent unvested, will become subject to accelerated vesting.

Pursuant to the terms of Mr. Pragada’s offer letter, upon a termination by the Company without “cause” or Mr. Pragada’s resignation from the Company for “good reason”, in each case during the first year of his employment, Mr. Pragada is entitled to receive a lump-sum payment equal to 12 months of base salary. Mr. Pragada’s rights to receive severance payments cease after February 1, 2017, the first anniversary of his start date with the Company.

The Company is also party to an employment agreement with Mr. Mandel, which was entered into in connection with the completion of a transaction pursuant to which the Company acquired Mr. Mandel’s former employer, pursuant to which he may become entitled to a severance payment equal to 12 months of base salary and the continuation costs of 12 months of COBRA premiums upon a termination by the Company without “cause,” conditioned upon his execution and non-revocation of a general release in favor of the Company.

The only other benefits that NEOs may be entitled to upon termination of their employment, consistent with those offered to all participants, are a potential payout under the Management Incentive Plan upon retirement and prorated vesting at retirement of PSU awards granted during fiscal 2014 and thereafter. In the case of a participant whose employment is terminated in the event of death or Disability (as defined in the Stock Incentive Plan), the terms of our stock options and restricted stock grants provide for accelerated vesting while PSU awards would remain outstanding, with the final determination of the payout, if any, generally determined at the end of the three-year performance period as described in more detail below.

In addition to these provisions, the terms of stock options, restricted stock and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan). The Company provides for this type of equity acceleration as a means of focusing executive officers on shareholder interests when considering strategic alternatives. These provisions only apply in the event a Change in Control is consummated, the equity is assumed by the acquiror and then only if the employee incurs a Qualifying Termination (as defined in the Stock Incentive Plan), generally a termination by the employee for “good reason” or by the Company other than for “cause” within two years of the Change in Control.

Further explanation of these provisions may be found under “Compensation Under Various Termination Scenarios” below.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers. The Compensation Committee reviews each executive’s holdings with respect to these ownership guidelines each year. As of the Record Date, the NEOs either exceeded their respective guidelines or were within the five-year period from their hire or promotion date at the end of which they are expected to meet the guidelines. See the discussion under “Corporate Governance — Stock Ownership Guidelines” above for further information.

Company Policy on Hedging or Pledge of Stock

The Company’s trading policies contain stringent restrictions on transactions in Company stock by executive officers and directors. All trades by executive officers and directors must be pre-cleared. The executive officers and directors are prohibited from any trading in puts or calls of Company stock, from engaging in short sales of Company stock, and from hedging or pledging Company stock or using it as loan collateral or as part of a margin account.

Clawback Policy

The Compensation Committee has approved a clawback policy with respect to incentive awards to executive officers. The Company is authorized to recover a portion of incentive awards paid within three years of a financial statement that is inaccurate due to material noncompliance with any financial reporting requirement under the securities laws. Recovery applies to the extent a lesser amount would have been paid under the restated financial statement.

Tax Considerations

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year, excluding from this limit compensation that qualifies as “performance-based compensation” under Section 162(m). Section 162(m) provides that performance-based compensation that meets the requirements of Section 162(m) is not subject to the deductibility limits described in the preceding sentence. The Company attempts to structure its compensation arrangements to permit deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee also retained the Independent Consultant to conduct a risk assessment of the Company’s compensation policies and practices.

In addition, the Company reviews all of its compensation policies and practices, including incentive plan design and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity mix, short- and longer-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion. Further, policies to mitigate compensation-related risk include ownership guidelines, vesting periods on equity, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the Independent Consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned in fiscal 2016, 2015 and 2014 for the Company’s named executive officers (or NEOs).

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (6)	Total ($)
Steven J. Demetriou(7)	2016	1,300,000		5,252,561	1,274,661	1,575,600	—	94,591	9,497,413
Chairman and Chief Executive Officer	2015	125,000	5,650,000	5,022,034	1,328,068	—	—	41,506	12,166,608

Kevin C. Berryman(7)	2016	750,000	875,000	1,313,194	318,669	606,351	—	165,831	4,029,045
Executive Vice President and Chief Financial Officer	2015	544,832	1,500,000	6,239,286	922,213	174,816	—	46,112	9,427,259

Joseph G. Mandel	2016	699,996	375,000	1,313,194	318,669	337,891	—	35,507	3,080,257
President, Petroleum and Chemicals	2015	699,996	—	405,175	591,720	224,604	—	7,950	1,929,445
	2014	699,996	—	830,820	454,296	118,244	—	7,950	2,111,306

Terence D. Hagen(7)	2016	620,414	425,000	1,025,914	248,958	615,290	—	68,941	3,004,517
President — Aerospace and Technology

Robert V. Pragada(7)	2016	428,365	500,000	2,068,349	260,000	566,743	—	—	3,823,457
President — Building and Infrastructure

(1)	Consists of base salary earned during the fiscal year including any time off with pay and cash-pay-out of accrued time off in excess of the Company’s limit. Mr. Pragada began employment with the Company on February 1, 2016 with a starting annual salary of $675,000. In fiscal 2016, Mr. Pragada earned a pro-rata portion of his salary based on his start date.
(2)	In fiscal 2016, Messrs. Berryman, Mandel and Hagen received cash transition bonuses of $375,000, $375,000 and $425,000, respectively, to ensure ongoing stability and continuity of leadership during the CEO transition period that began in fiscal 2015. For Mr. Berryman, the $875,000 also consists of a $500,000 hiring bonus necessary to recruit him from his prior employer. For Mr. Pragada, the $500,000 represents a hiring bonus he received upon starting with the Company in February 2016.
(3)	Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(4)	Represents the grant date fair value of options granted (adjusted, however, to exclude the effects of estimated forfeitures) under the Stock Incentive Plan in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(5)	Represents the annual incentive awards earned in fiscal 2016 as determined by the Compensation Committee.
(6)	In fiscal 2016, Mr. Berryman received $7,950 and Messrs. Mandel and Hagen received $8,100 in 401(k) company matching contributions. Some of the NEOs also received relocation assistance in connection with various moves on behalf of the Company. For Mr. Demetriou, the relocation assistance totaled $93,661 in fiscal 2016 and totaled

$41,506 in fiscal 2015. The 2016 relocation expenses consist of $62,367 of non-taxable relocation items (e.g., movement of household goods, lodging, home sale), $17,288 for house hunting trips and interim living, $600 for miscellaneous relocation expenses and $13,406 for associated gross-up payments. The 2015 relocation expenses consist of $3,010 for movement of household goods, $12,951 for house hunting trips, $9,750 for miscellaneous relocation expenses and $15,795 for associated gross-up payments. Additionally, $930 was included for Mr. Demetriou’s spouse’s travel for business purposes in fiscal 2016. For fiscal 2016, Mr. Berryman received relocation assistance which totaled $157,474, including $141,994 for home purchase, $10,225 for house hunting trips and $5,255 for associated gross-up payments; and totaled $46,112 for fiscal 2015, consisting of $28,491 of non-taxable relocation items (e.g., movement of household goods, final move expenses), $3,569 for miscellaneous relocation expenses, $9,281 for home purchase assistance and $4,771 for an associated gross-up payment. Additionally, $407 was included for Mr. Berryman’s spouse’s travel for business purposes in fiscal 2016. For Mr. Mandel, $27,407 was included for company provided travel assistance for him and his family in connection with a family emergency. For Mr. Hagen, the relocation assistance totaled $60,841, which consisted of $10,568 for miscellaneous relocation expenses, $33,455 of non-taxable relocation items (e.g., movement of household goods, final move expenses), $8,922 for house hunting trips and interim living, and $7,896 for associated gross-up payments.

(7)	Messrs. Demetriou and Berryman were named executive officers beginning in fiscal 2015. Messrs. Hagen and Pragada first became named executive officers in fiscal 2016.

2016 Grants of Plan Based Awards

The table below summarizes all grants of plan based awards to the NEOs in fiscal 2016:

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Thres- hold ($)	Target ($)	Max- imum (#)	Thres- hold ($)	Target (#)		Max- imum (#)
Steven J. Demetriou	11/19/2015										98,739	42.74	1,274,661
	11/19/2015									29,949			1,280,020
	11/19/2015					44,923	(6)	89,846	(6)				1,920,009
	11/19/2015					44,923	(7)	67,385	(7)				2,052,532
			1,950,000	3,900,000
Kevin C. Berryman	11/19/2015										24,685	42.74	318,669
	11/19/2015									7,488			320,037
	11/19/2015					11,231	(6)	22,462	(6)				480,013
	11/19/2015					11,231	(7)	16,847	(7)				513,144
			750,000	1,500,000
Joseph G. Mandel	11/19/2015										24,685	42.74	318,669
	11/19/2015									7,488			320,037
	11/19/2015					11,231	(6)	22,462	(6)				480,013
	11/19/2015					11,231	(7)	16,847	(7)				513,144
			699,996	1,399,992
Terence D. Hagen	11/19/2015										19,285	42.74	248,958
	11/19/2015									5,850			250,029
	11/19/2015					8,774	(6)	17,548	(6)				375,001
	11/19/2015					8,774	(7)	13,161	(7)				400,884
			600,000	1,200,000
Robert V. Pragada	02/01/2016										21,387	39.13	260,000
	02/01/2016									6,645			260,019
	02/01/2016									25,556			1,000,006
	02/01/2016					9,967	(6)	19,934	(6)				390,009
	02/01/2016					9,967	(7)	14,951	(7)				418,315
			675,000	1,350,000

(1)	Amounts represent the 2016 projected award under the Management Incentive Plan based on the Company’s internal plan at the start of fiscal 2016. See “Compensation Discussion and Analysis —Compensation Elements — Short-Term Incentives” above for a description of the Incentive Bonus Plan and the manner in which bonuses are computed.
(2)	Amounts represent the target and maximum payout shares of awards of PSUs granted under the Stock Incentive Plan.
(3)	Represents the restricted stock granted under the Stock Incentive Plan. The November 19, 2015 award was based on a grant date fair value of $42.74 and the February 1, 2016 award was based on a grant date fair value of $39.13 (closing price of a share of the Company’s common stock as quoted by the NYSE Composite Transaction Report on the grant date).
(4)	Represents options granted under the Stock Incentive Plan. The exercise price is equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date. The grant date fair value for the November 19, 2015 award and the February 1, 2016 award were $12.9094 and $12.1569, respectively.
(5)	Represents the grant date fair value of options, restricted stock and PSUs granted (target shares) under the Stock Incentive Plan computed in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(6)	Represents the target and maximum payout shares of the grants of the EPS Based Award (as defined above) that each NEO could earn under the Stock Incentive Plan. The grant date fair value for the November 19, 2015 award and the February 1, 2016 award were $42.74 and $39.13, respectively. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation —2016 Awards” for a discussion of how the number of shares ultimately issued will be determined.
(7)	Represents the target and maximum payout shares of the grants of the TSR Based Award (as defined above) that each NEO could earn under the Stock Incentive Plan. The grant date fair value for the November 19, 2015 award and the February 1, 2016 award were $45.69 and $41.97 respectively. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation —2016 Awards” for a discussion of how the number of shares ultimately issued will be determined.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Employment Agreements

The Company entered into an offer letter with Mr. Demetriou in connection with him joining the Company, pursuant to which he received (i) a cash payment of $5,650,000 which must be repaid to the Company if Mr. Demetriou resigns without “good reason” or is terminated for “cause” prior to the second anniversary of his start date and (ii) a grant of RSUs with a grant value of $2,700,000, which vest in equal installments on each of the first three anniversaries of his start date, subject to Mr. Demetriou’s continued employment on the relevant vesting date and to accelerated vesting if Mr. Demetriou resigns with “good reason” or is terminated other than for “cause” prior to the third anniversary of his start date. In addition, if Mr. Demetriou is terminated by the Company without “cause” or he resigns for “good reason,” in each case, within two years following the Effective Date, he will be entitled to receive a lump sum payment equal to one year’s base salary and target bonus. For a description of “cause” and “good reason,” see “Compensation Under Various Termination Scenarios” below.

In addition, the Company entered into an employment agreement with Mr. Mandel in connection with the completion of a transaction pursuant to which the Company acquired the executive’s former employer. Mr. Mandel’s employment agreement entitles him to a base salary, eligibility to participate in the Management Incentive Plan and other benefits generally made available to the Company’s employees. In addition, if Mr. Mandel’s employment is terminated by the Company without Cause, the Company will pay Mr. Mandel a severance payment equal to 12 months of base salary and the continuation cost of 12 months of COBRA premiums, subject to his execution and non-revocation of a general release in favor of the Company. For a description of “Cause,” see “Compensation Under Various Termination Scenarios” below.

The Company entered into an offer letter with Mr. Pragada in connection with him joining the Company. His offer letter provides for him to receive an annual base salary of $675,000 and entitles him to participate in the Management Incentive Plan with a bonus target of 100% of his base salary. In addition, pursuant to his offer letter, Mr. Pragada received an equity award for fiscal year 2016 having an aggregate grant value equal to $1,300,000 (delivered in the form of 20% stock options, 20% restricted stock and 60% PSUs). To make Mr. Pragada whole for compensation that he forfeited from his prior employer, he received a cash bonus of $500,000 and $1,000,000 of RSUs and will receive an additional cash bonus of $350,000 following the first anniversary of his start date. If Mr. Pragada leaves without “good reason” or is terminated for “cause,” in each case within two years following his start date, Mr. Pragada must return the total amount of the cash bonus received to the Company. For a description of “cause” and “good reason” see “Compensation Under Various Termination Scenarios” below. Mr. Pragada is also entitled to severance benefits under certain circumstances if his employment terminates in the first year after his start date. See “Compensation Under Various Termination Scenarios.” Pursuant to the offer letter, Mr. Pragada is eligible for other benefits including participation in Jacobs’ Executive Deferral Plan, relocation assistance, five weeks of paid time off and healthcare benefits.

Outstanding Equity Awards at 2016 Fiscal Year End

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($) (2)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)
		Exercisable	Unexercisable
		#	#
Steven J. Demetriou	8/17/2015	25,564	76,695	43.94	8/17/2025	75,638	3,911,997	16,065	—
	11/19/2015	—	98,739	42.74	11/19/2025	29,949	1,548,962	44,923	2,323,418
	11/19/2015							44,923	3,485,126

Kevin C. Berryman	12/30/2014	14,333	34,667	45.16	12/30/2024	69,753	3,607,625	8,000	413,760
	12/30/2014							8,000	413,760
	5/28/2015	4,250	12,750	43.34	5/28/2025
	6/8/2015							9,500	0
	11/19/2015	—	24,685	42.74	11/19/2025	7,488	387,279	11,231	580,867
	11/19/2015							11,231	871,301

Joseph G. Mandel	3/24/2011	40,000	—	48.56	3/24/2021
	5/24/2012	36,000	—	37.03	5/24/2022
	5/23/2013	27,000	9,000	55.00	5/23/2023
	5/22/2014	12,000	12,000	53.17	5/22/2024			8,000	413,760
	5/22/2014							8,000	413,760
	12/19/2014	8,333	16,667	43.25	12/19/2024
	5/28/2015	4,250	12,750	43.34	5/28/2025
	6/8/2015							9,500	—
	11/19/2015	—	24,685	42.74	11/19/2025	7,488	387,279	11,231	580,867
								11,231	871,301

Terence D. Hagen	5/23/2013	9,000	3,000	55.00	5/23/2023		—
	5/22/2014	4,500	4,500	53.17	5/22/2024			3,000	155,160
	5/22/2014							3,000	155,160
	6/8/2015	4,250	12,750	42.65	6/8/2025			9,500	—
	11/19/2015	—	19,285	42.74	11/19/2025	5,850	302,562	8,774	453,791
	11/19/2015							8,774	680,687

Robert V. Pragada	2/1/2016	—	21,387	39.13	2/1/2026	32,201	1,665,436	9,967	515,493
	2/1/2016							9,967	773,240

(1)	All stock options vest or have vested at the rate of 25% per year beginning on the first anniversary of the grant date, with the exception of the 25,000 options granted on December 19, 2014 to Mr. Mandel and 25,000 options granted on December 30, 2014 to Mr. Berryman that vest in three equal installments beginning on the grant date.
(2)	All outstanding stock options were granted under the Stock Incentive Plan and were made with an exercise price equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date. The awards have a total term of ten years.
(3)	Represents the number of unvested shares of restricted stock granted under the Stock Incentive Plan. The awards of restricted stock vest at the expiration of four years from the grant date, with the exception of (i) stock grants to Mr. Berryman on December 30, 2014 that vest in 40%, 40% and 20% increments on the first, second and third anniversary of the award date, respectively, and (ii) stock grants to Mr. Demetriou on August 17, 2015 that 67,772 shares vest in three equal installments beginning on the first anniversary of the grant date and the other 30,456 shares vest at the expiration of three years from the grant date.
(4)	The market value of outstanding awards of restricted stock is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at September 30, 2016, which was $51.72.

(5)	Represents the target number of unvested target shares of PSUs (TSR Based Awards, EPS Based Awards and PSUs that vest based on the Company’s net earnings growth (“Net Earnings Based Awards”)) granted under the Stock Incentive Plan. The awards of PSUs vest at the expiration of three years from the grant date.
(6)	The market value of outstanding PSUs (TSR Based Awards, EPS Based Awards and Net Earnings Based Awards) is computed by using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at September 30, 2016, which was $51.72. For those awards where performance is currently forecasted to be below threshold, the associated multiplier of 0% has been applied. For those awards where performance is currently forecasted to be above threshold but below target, the target value is represented. For those awards where performance is currently forecasted to payout above target, the maximum multiplier, 150% for TSR Based Awards and 200% for EPS Based Awards, has been applied.

Option Exercises and Stock Vested in Fiscal 2016

The following table provides information on stock options that were exercised and on restricted stock that vested in fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Stephen J. Demetriou	—	—	22,590	1,203,595
Kevin C. Berryman	—	—	46,501	1,972,572
Joseph G. Mandel	—	—	16,264	746,025
Terence D. Hagen	22,000	294,940	2,088	104,442
Robert V. Pragada	—	—	—	—

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the exercise date, minus the cost of the option (i.e., the exercise price).
(2)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date.

Equity Compensation Plan Information

The following table presents certain information about our equity compensation plans as of September 30, 2016:

	Column A	Column B	Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by shareholders(1)	3,577,512	$45.70	7,552,708
Equity compensation plans not approved by shareholders	—	—	—

Total	3,577,512	$45.70	7,552,708

(1)	The number in Column A excludes purchase rights accruing under our two, broad-based, shareholder-approved employee stock purchase plans: the ESPP and the Global ESPP. These plans give employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur monthly. Our shareholders have authorized a total of 27.8 million shares of common stock to be issued through the ESPP and the Global ESPP. From the inception of the ESPP and the Global ESPP through September 30, 2016, a total of 27.2 million shares have been issued, leaving 0.6 million shares of common stock available for future issuance at that date.

Nonqualified Deferred Compensation

As described above, employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (“EDPs”) whereby a portion of salary and bonus is deferred and paid to the employee at some future date. The EDPs are nonqualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement, or death. Participant contributions are credited with earnings and losses based upon the actual experience of the investments selected by participants.

For the EDPs in which the NEOs participate (the “Variable Plans”), accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the EDPs is voluntary. All EDPs operate under a single trust. Although there are certain change-in-control features within the EDPs, no benefit enhancements occur upon a change-in-control. Amounts deferred into the Variable Plans are credited or charged with the performance of investment options selected by the participants. The investment options are notional, and are used for measurement purposes only. The NEOs do not own any units in the actual funds. In general, the investment options consist of a number of mutual and index funds comprising stocks, bonds, and money market accounts.

The following table shows the executive deferral plan account activity during fiscal 2016 for the NEOs:

Name	Deferred Compensation Plan ($)	Executive Contributions During Last Fiscal Year ($) (1)	Aggregate Earnings During Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Demetriou, Steven J	Variable Plans	95,000	5,639	—	100,639
Berryman, Kevin C	Variable Plans	158,942	20,600	—	271,922
Mandel, Joseph G	Variable Plans	287,371	212,785	—	2,305,117
Hagen, Terence D	Variable Plans	—	2,301	—	21,758
Pragada, Robert V	Variable Plans	—	—	—	—

(1)	All executive contributions for fiscal 2016 are included in the Summary Compensation Table under the “Salary” and “Non Equity Incentive Plan Compensation” columns.
(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the AFR.
(3)	Balances at the end of the fiscal year consist of (i) salary and bonus deferrals made by the executive over time, beginning when the executive first joined the plan, plus (ii) all earnings and losses credited on all deferrals, less (iii) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan.

COMPENSATION UNDER VARIOUS TERMINATION SCENARIOS

Mr. Demetriou’s offer letter provides that, if he is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in his offer letter and set forth below) during the two years following his hire date, he is entitled to receive 12-months base salary and an annual bonus paid at target. Mr. Mandel has an employment agreement that provides severance benefits including one year base salary and the cost of COBRA coverage for a period of 12 months. Mr. Pragada’s offer letter provides that, if he is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in his offer letter and set forth below) during the one year following his hire date, he is entitled to receive 12-months base salary. No other NEO has an employment agreement that provides for termination, severance or change-in-control benefits.

Some elements of executive compensation are affected either by an approved retirement, death or Disability or by a Change in Control (as these terms are defined in the Stock Incentive Plan). Pursuant to the Stock Incentive Plan:

•

in the case of options, if employment terminates (i) upon, or within two years following a Change in Control in a Qualifying Termination (as defined in the Stock Incentive Plan), or (ii) upon death or Disability, unless otherwise provided in the award agreement, all options are immediately vested;

•

in the case of restricted stock and restricted stock units granted on or after May 26, 2011, if employment terminates upon death or Disability, unless otherwise provided in the award agreement, all restricted stock and restricted stock units are immediately vested; provided, however, that any awards of restricted stock and/or restricted stock units that are subject to performance-based vesting criteria shall remain outstanding and continue to vest or become earned based upon the Company’s actual performance through the end of the applicable performance period;

•

in the case of restricted stock and restricted stock units, if employment terminates upon, or within two years following a Change in Control in a Qualifying Termination, all restricted stock and restricted stock units are immediately vested; provided, however, that any awards of restricted stock and/or restricted stock units that are subject to performance-based vesting criteria shall be paid at a level based upon the Company’s actual performance as of the Qualifying Termination, except with respect to the PSUs, where the following performance criteria apply:

•

in the case of Net Earnings Based Awards granted prior to fiscal 2016, the number of earned Net Earnings Based Awards will be determined based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control, plus an additional number of shares, not less than zero, equal to (A) the target shares awarded multiplied by the Net Earnings Growth Performance Multiplier determined based upon the average annual growth in the Company’s Net Earnings through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control;

•

in the case of TSR Based Awards granted prior to fiscal 2016, the TSR Performance Multiplier shall be determined based upon the Company’s TSR and the TSR of each of the companies in the industry peer group through the date of the Change in Control (and, with respect to the Company, taking into account the consideration per share to be paid in the Change in Control transaction);

•

in the case of EPS Based Awards granted in fiscal 2016, (a) if the Change in Control occurs prior to the last day of fiscal year 2016, the performance multiplier for such PSU grant will be 100%; and (b) if the Change in Control occurs upon or after the last day of fiscal year 2016, the number of EPS Based Awards will be determined based upon performance through the last day of the fiscal year immediately preceding or coinciding with the date of the Change in Control, plus an additional number of restricted stock units, not less than zero, equal to (A) the Target EPS Based Awards multiplied by the EPS Performance Multiplier determined based upon the applicable Compound Annual EPS Growth Rate in the Company’s EPS through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined based upon performance through the last day of the fiscal year immediately preceding or coinciding with the date of the Change in Control;

•

in the case of TSR Based Awards granted in fiscal 2016, (a) if the Change in Control occurs prior to the last day of fiscal year 2016, the performance multiplier for such PSU grant will be 100%; and (b) if the Change in Control occurs upon or after the last day of fiscal year 2016, the Relative TSR Performance Multiplier shall be determined based upon the Company’s TSR and the TSR of each of the companies in the industry peer group through the date of the Change in Control (and, with respect to the Company, taking into account the consideration per share to be paid in the Change in Control transaction);

•	See “Compensation Discussion and Analysis—Compensation Elements—Equity-Based Compensation—2016 Equity Awards” for a discussion of the computation of the EPS and TSR Performance Multipliers;
•

in the case of PSUs granted on or after May 22, 2014, if employment terminates as a result of employee’s retirement, the award shall remain outstanding and continue to become earned based upon the Company’s actual performance through the end of the applicable performance period; provided, however, that only a pro-rated portion (based on the number of days during the performance period that employee was employed by the Company) of the award will become vested, with the remainder of the award forfeited at time of retirement; and

•

in the case of options, restricted stock and restricted stock units, if a Change in Control occurs and the awards are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), all awards are immediately vested; provided, however, that any awards of restricted stock and/or restricted stock units (including PSUs) that are subject to performance-based vesting criteria shall be paid at a level based upon the Company’s actual performance as of the date of the Change in Control.

The following table provides information on executive compensation under (i) termination in connection with a Change in Control, (ii) termination due to death or Disability, (iii) retirement approved by the Compensation Committee, and (iv) with respect to Messrs. Demetriou, Mandel, and Pragada, termination by the Company without Cause, or resignation for Good Reason.

Name			Change in Control ($)	Death or Disability ($)	Retirement ($)	Termination Without Cause / With Good Reason ($)
Steven J. Demetriou
	Non-Equity Incentive Plan Compensation	(1)	1,575,600	1,950,000	—	—
	Value of Unvested in-the-money Stock Options	(2)	1,483,363	1,483,363	—	—
	Value of Unvested Stock Awards	(3)	5,460,960	5,460,960	—	2,336,813
	Value of Unvested Performance Share Units	(4)	3,485,126	5,304,362	—	—
	Severance Benefits	(5)	—	—	—	3,250,000
	Total		12,005,049	14,198,685	—	5,586,813

Kevin C. Berryman
	Non-Equity Incentive Plan Compensation	(1)	606,351	750,000	—	—
	Value of Unvested in-the-money Stock Options	(2)	555,932	555,932	—	—
	Value of Unvested Stock Awards	(3)	3,994,905	3,994,905	—	—
	Value of Unvested Performance Share Units	(4)	1,253,574	1,708,393	—	—
	Severance Benefits	(5)	—	—	—	—
	Total		6,410,762	7,009,230	—	—

Joseph G. Mandel
	Non-Equity Incentive Plan Compensation	(1)	337,891	699,996	—	—
	Value of Unvested in-the-money Stock Options	(2)	469,686	469,686	—	—
	Value of Unvested Stock Awards	(3)	387,279	387,279	—	—
	Value of Unvested Performance Share Units	(4)	1,253,574	1,708,393	—	—
	Severance Benefits	(5)	—	—	—	714,189
	Total		2,448,430	3,265,354	—	714,189

Name			Change in Control ($)	Death or Disability ($)	Retirement ($)	Termination Without Cause / With Good Reason ($)
Terrence Hagen
	Non-Equity Incentive Plan Compensation	(1)	615,290	600,000	—	—
	Value of Unvested in-the-money Stock Options	(2)	288,822	288,822	—	—
	Value of Unvested Stock Awards	(3)	302,562	302,562	—	—
	Value of Unvested Performance Share Units	(4)	824,039	1,179,358	—	—
	Severance Benefits	(5)	—	—	—	—
	Total		2,030,713	2,370,742	—	—

Robert Pragada
	Non-Equity Incentive Plan Compensation	(1)	566,743	675,000	—	—
	Value of Unvested in-the-money Stock Options	(2)	269,262	269,262	—	—
	Value of Unvested Stock Awards	(3)	1,665,436	1,665,436	—	—
	Value of Unvested Performance Share Units	(4)	773,240	1,176,871	—	—
	Severance Benefits	(5)	—	—	—	675,000
	Total		3,274,681	3,786,569	—	675,000

(1)	The amount of unpaid incentive compensation that would be paid as of September 30, 2016.
(2)	The amount that would be earned related to unvested in-the-money options as of September 30, 2016. Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 30, 2016 of $51.72, minus the cost of the option (i.e., the exercise price).
(3)	The amount that would be earned related to unvested restricted stock awards as of September 30, 2016. Value is computed by using the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 30, 2016 of $51.72.
(4)	The amount that would be earned related to unvested shares of PSUs as of September 30, 2016. The amount reported with respect to a Change in Control represents (i) the shares that would vest based on actual performance through September 30, 2016, multiplied by (ii) the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 30, 2016 of $51.72. The amount reported with respect to Death or Disability represents (i) the shares that would vest if performance achieved is consistent with the Company’s internal forecasts of its performance through the end of the performance period, multiplied by (ii) the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 30, 2016 of $51.72.
(5)	For Mr. Demetriou, if he is discharged from the Company without Cause, or he resigns with Good Reason, in each case within two years following his start date, he would be eligible for 12 months current base salary and bonus at target. Upon a termination by the Company without cause, Mr. Mandel would become entitled to an amount equal to 12 months of his then current base salary and the cost of COBRA benefits for 12 months. For Mr. Pragada, if he is terminated by the Company without “Cause” or he resigns for “Good Reason” during the one year following his hire date, he is entitled to receive 12-months base salary.

For the purposes of the Management Incentive Plan and Stock Incentive Plan, “Retires” means a person’s voluntary resignation from employment (i) at age 65 or older or (ii) at age 60 or older with 10 or more years of service with the Company.

For the purposes of the Stock Incentive Plan, the following terms have the following definitions:

•

“Cause” means (unless otherwise expressly provided in an award agreement or another contract, including an employment agreement) the Company’s termination of the employee’s employment with the Company following the occurrence of any one or more of the following: (1) the employee is convicted of, or pleads guilty or nolo contendere to, a felony; (2) the employee willfully and continually fails to substantially perform the employee’s duties with the Company after written notification by the Company; (3) the employee willfully engages in conduct that is materially injurious to the Company, monetarily or otherwise; (4) the employee commits an act of gross misconduct in connection with the performance of the employee’s duties to the Company; or (5) the employee materially breaches any employment, confidentiality or other similar agreement between the Company and the employee.

•

“Change in Control” means, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the consummation of any merger or consolidation as a result of which the Jacobs common stock shall be changed, converted or exchanged (other than by merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise. Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) if a Change in Control would accelerate the timing of payment thereunder, then the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

•

“Disability” means the employee meets the definition of “disabled” under the terms of the long term disability plan of the Company or related company by which the employee is employed in effect on the date in question, whether or not the employee is covered by such plan.

•

“Good Reason” means, without the employee’s consent (1) a material reduction in the position, duties or responsibilities of the employee from those in effect immediately prior to such change; (2) a reduction in the employee’s base salary; (3) a relocation of the employee’s primary work location to a distance of more than fifty (50) miles from its location as of immediately prior to such change; or (4) a material breach by the Company of any employment agreement between the Company and the employee.

•

“Qualifying Termination” means a termination of an employee’s employment with the Company (i) by the Company for any reason other than Cause or the employee’s death or Disability or (ii) by the employee for Good Reason.

For the purposes of Mr. Demetriou’s offer letter, “Cause” means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of his employment with the Company; (ii) intentional damage to the Company’s assets; (iii) intentional engagement in any competitive activity which would constitute a breach of his duty of loyalty or of his contractual obligations; (iv) intentional breach of any of the Company’s written policies, including its confidentiality policy; (v) the willful and continued failure to substantially perform his duties for the Company (other than as a result of incapacity due to physical or mental illness); (vi) failure by him to cooperate in any investigation of Jacobs by any governmental or self-regulatory authority, or in any internal investigation; or (vii) willful conduct by him that is demonstrably and materially injurious to Jacobs, monetarily or otherwise. For purposes of this paragraph, and act, or a failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by him in bad faith or without a reasonable belief that his action or omission was in the best interest of Jacobs. Failure to meet performance standards or objectives, by itself, does not constitute

“Cause”. “Cause” includes any of the above grounds for dismissal regardless of whether Jacobs learns of the existence of such grounds before or after terminating his employment. “Good Reason” is defined as the Internal Revenue Code (“Code”) Section 409A “safe harbor” definition, as described in Treasury Regulation Section 1.409A-1(n)(2)(ii) and, in addition, him not being appointed as Chairman of the Board by the first anniversary of his start date shall be a Good Reason event. A resignation will not be considered for Good Reason unless it actually occurs not more than ninety (90) days following the initial existence of one or more of the applicable Good Reason conditions arising without his consent, and then only if he provides notice to Jacobs of the initial existence of such a condition, which describes such condition in detail, no less than ninety (90) days after the initial existence of the condition, and Jacobs does not remedy the condition within the thirty (30) days following its receipt of such notice.

For the purposes of Mr. Mandel’s employment agreement, “Cause” means (1) gross negligence or willful misconduct in respect to, or a material failure or refusal to continue the performance of, his duties and responsibilities as set forth in the agreement, which he fails to cure within twenty (20) days after having received written notice from the Company of the facts and circumstances that it contends constitute the above conduct; (2) material breach of any provision of the agreement or of his Employee Invention and Confidential Information Agreement, which he fails to cure within twenty (20) days after having received written notice from the Company of the facts and circumstances that it contends constitute a material breach; (3) the illness or incapacity (or other disability as defined in the Company’s disability plan in effect at the time of such disability) of Mr. Mandel of such a character so as to disable him from rendering services for a period of more than 90 days (whether or not consecutive) during any 12-month period; (4) death; (5) material breach of, or material failure to abide by, the Company’s Corporate Policy Concerning Business Conduct, Integrity and Ethics (USA); (6) civil fraud, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); and/or (7) breach of or failure to abide by the Company’s Drug, Alcohol, and Contraband Policy.

For the purposes of Mr. Pragada’s employment agreement, “Cause” means: (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of his employment with the Company; (ii) intentional damage to the Company’s assets; (iii) intentional engagement in any competitive activity which would constitute a breach of his duty of loyalty or of his contractual obligations; (iv) intentional breach of any of the Company’s written policies, including its confidentiality policy; (v) the willful and continued failure to substantially perform his duties for the Company (other than as a result of incapacity due to physical or mental illness); (vi) failure by him to cooperate in any investigation of Jacobs by any governmental or self-regulatory authority, or in any internal investigation; or (vii) willful conduct by him that is demonstrably and materially injurious to Jacobs, monetarily or otherwise. For purposes of this paragraph, an act, or a failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by Mr. Pragada in bad faith or without a reasonable belief that his action or omission was in the best interest of Jacobs. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”. “Cause” includes any of the above grounds for dismissal regardless of whether Jacobs learns of the existence of such grounds before or after terminating Mr. Pragada’s employment. “Good Reason” has the Internal Revenue Code (“Code) Section 409A “safe harbor” definition, as described in Treasury Regulation Section 1.409A-1(n)(2)(ii). A resignation will not be considered for Good Reason unless it actually occurs not more than ninety (90) days following the initial existence of one or more of the applicable Good Reason conditions arising without Mr. Pragada’s consent, and then only if he provides notice to Jacobs of the initial existence of such condition, which describes such condition in detail, no less than ninety (90) days after the initial existence of the condition, and Jacobs does not remedy the condition within the thirty (30) days following its receipt of such notice.

SECURITY OWNERSHIP

The following tables, based in part upon information supplied by officers and directors and certain shareholders, sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by (1) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners:

Name and Address	Amount and Nature of Ownership of Common Stock		Percent of Class (1)
The Vanguard Group Inc.
PO Box 2600
Valley Forge, Pennsylvania 19482	11,115,309	(2)	9.20%
PRIMECAP Management Company
177 East Colorado Blvd., 11th Floor
Pasadena, California 91105	7,695,272	(3)	6.37%

(1)	Calculated based on 120,830,099 shares of common stock outstanding as of the Record Date.
(2)	Based solely on the information set forth in a Schedule 13F filed by The Vanguard Group Inc. with the SEC for the period ended September 30, 2016. Based on such filing, The Vanguard Group Inc. has sole voting power with respect to 218,354 shares, shared voting power with respect to 25,323 shares, sole dispositive power with respect to 10,871,589 shares, and shared dispositive power with respect to 243,720 shares.
(3)	Based solely on the information set forth in a Schedule 13F filed by PRIMECAP Management Company with the SEC for the period ended September 30, 2016. Based on such filing, The PRIMECAP Management Company has sole voting power with respect to 3,699,538 shares and sole dispositive power with respect to all of the shares.

Security Ownership of Directors, Nominees, and Management:

Name	Number of Shares of Common Stock Owned		Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)
Non-Management Directors:
Joseph R. Bronson	11,840		22,250	34,090	—
Juan Jose Suarez Coppel	—		5,625	5,625	—
John F. Coyne	—		24,750	24,750	—
Robert C. Davidson, Jr.	12,000		23,250	35,250	—
Robert E. Eberhart	—		9,250	9,250	—
Dawne S. Hickton	2,800		1,000	3,800	—
Linda Fayne Levinson	31,000		25,750	56,750	—
Peter J. Robertson	12,000	(3)	19,750	31,750	—
Christopher M.T. Thompson	10,000	(4)	9,250	19,250	—
Noel G. Watson	959,865	(5)	11,375	971,240	—

Named Executive Officers:
Steven J. Demetriou	118,243		50,248	168,491	—
Kevin C. Berryman	98,766		39,087	137,853	—
Joseph G. Mandel	33,251		142,087	175,338	—
Terence D. Hagen	24,983		22,571	47,554	—
Robert V. Pragada	32,201		—	32,201	—
All directors and executive officers as a group	1,368,662		440,685	1,809,347	1.49%

(1)	Includes only those unexercised options that are, or will become, exercisable within 60 days of the Record Date.
(2)	Calculated based on 120,830,099 shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date. Unless indicated otherwise, the percentage ownership is less than 1.0% of the number of shares of common stock outstanding.
(3)	Mr. Robertson shares voting and dispositive power with his spouse as to 12,000 shares that are held in a living trust.
(4)	Mr. Thompson shares voting and dispositive power with his spouse as to 10,000 shares that are held in a living trust.
(5)	Mr. Watson shares voting and dispositive power with his spouse as to 959,865 shares that are held in various trusts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during fiscal 2016.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1 — Business in the Company’s 2016 Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2018 annual meeting of shareholders must be submitted to the Company no earlier than September 21, 2017 and no later than October 21, 2017. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2018 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than August 11, 2017. If timely notice of a shareholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the annual meeting, whether or not there is any discussion of the matter in the Proxy Statement. The 2018 annual meeting of shareholders is scheduled to be held on Thursday, January 18, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors as reported in the Company’s proxy statement;

•	transactions in which all security holders receive proportional benefits; and

•	transactions where the rates or charges involved are determined by competitive bids.

Any transaction involving related persons that exceeds $120,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a material interest in the transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be addressed to: Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, Attention: Investor Relations. Requests may also be made by calling (626) 578-3500.

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2016 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016. A copy of the 2016 Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2016 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2016 Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on November 23, 2016. The Company will also furnish copies of any exhibits to the 2016 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, Attention: Investor Relations.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Michael J. Tyler

Senior Vice President, General Counsel and Secretary

Los Angeles, California

December 9, 2016

ANNEX A

JACOBS ENGINEERING GROUP INC.

1989 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated on January 20, 2017)

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Shares of the Company. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of purchase rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such purchase rights shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Company’s Senior Vice President, Chief Human Resources Officer or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.

(b) “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 35% or more of the combined voting power for election of Directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; (iii) the consummation of any merger or consolidation as a result of which the Shares shall be changed, converted or exchanged (other than by merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

(f) “Committee” means the Human Resource & Compensation Committee of the Board or another committee designated by the Board, or the person(s) or entity delegated the responsibility of administering the Plan.

(g) “Company” means Jacobs Engineering Group Inc., including any successor thereto.

(h) “Compensation” means wages and salary but exclusive of overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from equity compensation awards, bonuses, contributions to other plans, and other compensation, unless otherwise determined by the Administrator. The Committee shall have the discretion to determine the application of this definition to employees outside the United States.

(i) “Designated Affiliate” means any Affiliate selected by the Administrator as eligible to participate in the Non-423 Component.

(j) “Designated Subsidiary” means any Subsidiary selected by the Administrator as eligible to participate in the 423 Component.

(k) “Disability” means the Participant becoming unable to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, within the meaning of Code Section 422(c)(6).

(l) “Director” means a member of the Board.

(m) “Effective Date” shall mean the date the Plan becomes effective in accordance with Section 25.

(n) “Eligible Employee” means (i) any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary or (ii) any individual who is treated as an active employee in the records of the Company or any Designated Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Designated Subsidiary or Designated Affiliate, any governmental agency, or any court; provided, however, in all cases, only following the completion of one year of service as an active employee of the Company, Designated Subsidiary, or Designated Affiliate. The Administrator, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Administrator in its discretion), provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Offering. The Administrator, in its discretion, may further modify this definition as applied to the Non-423 Component. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Purchase Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Administrator shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

(o) “Employer ” means, individually and collectively, the Company, a Designated Affiliate and the Designated Affiliates, a Designated Subsidiary and the Designated Subsidiaries.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q) “Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE composite tape for such date or (B) if the Shares are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.

(r) “NYSE” means the New York Stock Exchange.

(s) “Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(t). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries or Designated Affiliates will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(t) “Offering Date” means the first Trading Day of each Offering Period.

(u) “Offering Period” means a period of six months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee. In no event shall an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4.

(v) “Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.

(w) “Participant” means any Eligible Employee who participates in the Plan as described in Section 5.

(x) “Payroll Deduction Authorization Form” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.

(y) “Plan” means the 1989 Jacobs Engineering Group Inc. Employee Stock Purchase Plan, as amended and restated on January 20, 2017, including both the 423 Component and the Non-423 Component.

(z) “Purchase Date” means the last Trading Day of each month during the Offering Period.

(aa) “Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share during the Offering Period. Such Purchase Price shall be established in the manner specified by the Committee and in effect thereafter unless otherwise changed by the Committee, for each Offering prior to an Offering Period, shall be ninety-five percent (95%) of the Fair Market Value of a Share on the relevant Purchase Date. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 16, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

(bb) “Share” means a share of common stock of the Company, par value $1.00 per share, or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 16.

(cc) “Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Trading Day” means a day on which the NYSE is open for trading.

3. Eligibility. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan, provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. Further, notwithstanding any provisions of the Plan to the contrary, no Eligible Employee may be granted a purchase right under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding purchase rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the Fair Market Value of the shares of such stock at the time such purchase right is granted) for each calendar year in which such purchase right is both outstanding and exercisable.

4. Offering Periods. The Plan shall be implemented by consecutive six-month Offering Periods with a new Offering Period commencing on the first Trading Day in January and July or on such other date as the Committee shall determine, and continuing thereafter to the last Trading Day of the respective six-month period or until terminated in accordance with Section 20. Within the limitations set forth in Section 2(t), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Payroll Deduction Authorization Form (electronic or otherwise) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.

6. Payroll Deductions or Contributions.

(a) At the time a Participant completes any Payroll Deduction Authorization Form, enrollment form and/or procedure to enroll in the Plan, as provided in Section 5, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation that he or she receives on each pay day during the Offering Period, provided, that should a pay day occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period, unless otherwise provided by the Administrator and subject to withdrawal by the Participant as provided in Section 10. The Administrator may permit Eligible Employees participating in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means to comply with non-U.S. requirements, provided, that such contributions shall not exceed 15% of the Compensation received each pay period, during the Offering Period. A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(b) Payroll deductions or contributions, as applicable, for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable (subject to subsection 6(a)), unless sooner terminated by the Participant as provided in Section 10.

(c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time. Further, the Participant may increase or decrease payroll deductions or contributions by completing any form or following any procedure established by the Administrator from time to time.

(d) At the time that Shares are purchased under the Plan, or at the time some or all of the Company’s Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, (i) may withhold from the proceeds of the sale of Shares, (ii) may withhold a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable Payroll Deduction Authorization Form. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary or Affiliate shall not withhold taxes in excess of the applicable maximum marginal tax rates.

7. Grant of Purchase Right. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s payroll deductions or contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 2,400 Shares subject to adjustment pursuant to Section 15, and provided further that such purchase shall be subject to the limitations set forth in Sections 3 and 14. The Committee may, for future Offering Periods, increase or decrease, in its discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. The purchase of Shares pursuant to the purchase right shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. Each purchase right expires following the applicable Purchase Date.

8. Purchase of Shares.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of Shares, including fractional shares, as may be purchased with the accumulated payroll deductions or contributions in the Participant’s account shall be purchased for such Participant at the applicable Purchase Price, subject to the limitations in Section 7 and Section 8(b). Unless specifically permitted by the Committee, fractional shares shall not be purchased under the Plan. In the absence of such permission by the Committee, any payroll deductions or contributions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Committee, be returned to the Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a Participant’s lifetime, Shares may be purchased pursuant to the Participant’s purchase right only by the Participant.

(b) No Participant in the 423 Component of the Plan is permitted to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate that exceeds $25,000 in Fair Market Value (determined at the time the purchase right is granted) for each calendar year in which any stock purchase right is both outstanding and exercisable.

(c) If the Company determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Company shall make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable to be equitable among all Participants exercising purchase rights on such Purchase Date. The Company may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date. In such event, any residual payroll deductions or contributions accumulated in a Participant’s account which are not used to purchase Shares shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

9. Delivery. By enrolling and participating in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. Alternatively, the Company may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

10. Withdrawal.

(a) A Participant may decide not to purchase Shares on a given Purchase Date and opt to withdraw all, but not less than all, the payroll deductions or contributions credited to his or her account and not yet used to purchase Shares under the Plan at any time by giving notice in a form or manner prescribed by the Administrator from time to time, except that no withdrawals shall be permitted for the ten (10) day period immediately preceding each Purchase Date, or other time period specified by the Administrator in its discretion. All of the Participant’s payroll deductions or contributions credited to his or her account shall, at the discretion of the Administrator, (i) be retained in Participant’s account and used to purchase Shares at the next Purchase Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of the succeeding Offering Period unless he or she satisfactorily completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.

11. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company, a Subsidiary, or an Affiliate, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

12. Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment for any reason (other than death or Disability), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions or contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan shall be returned to such Participant and such Participant’s purchase right shall be terminated automatically. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment on account of death or Disability, the Participant or, in the case of his or her death, the person or persons entitled thereto under Section 17 may elect to (i) purchase Shares on the next applicable Purchase Date, as may be purchased with the accumulated payroll deductions or contributions in the Participant’s account in accordance with the terms of the Plan and Section 8 or, (ii) elect to withdraw from the Plan as described in this Section 12.

13. Interest. No interest will accrue on the contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.

14. Shares Available for Purchase under the Plan.

(a) Basic Limitation. Subject to adjustment pursuant to Section 15 , the aggregate number of Shares authorized for sale under the Plan is 30,977,108 Shares. The limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component.

(b) Rights as an Unsecured Creditor. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent or broker selected by the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.

(c) Sources of Shares Deliverable at Purchase. Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

15. Adjustments for Changes in Capitalization and Similar Events.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 7) or over a calendar year under the $25,000 limitation (pursuant to Section 8(b)) and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its shareholders, (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend), that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may not delegate its authority to make adjustments pursuant to this paragraph. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Company. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each Participant, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change in Control. In the event of a Change in Control, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed merger or Change in Control. The Company shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

16. Administration.

(a) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to:

(i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Payroll Deduction Authorization Form or other instrument or agreement relating to the Plan,

(ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates,

(iii) determine the terms and conditions of any purchase right to purchase Shares under the Plan,

(iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan,

(v) amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated, and

(vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423

Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Share issuances, which may vary according to local requirements. The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, unless constrained by applicable law. However, the Committee may not delegate its authority to make adjustments pursuant to Section 15(a).

(b) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Shares granted under the Plan made by the Committee or its delegate, including, but not limited to decisions of the Administrator in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Designated Affiliate, Participant, Eligible Employee, or any beneficiary of such person, as applicable.

(c) Indemnification. To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17. Death. Unless otherwise provided in an enrollment form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions and other contributions not used to purchase Shares shall be paid to and any Shares credited to his or her brokerage or Plan share account shall be transferred to Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.

18. Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an Offering to withdraw funds from an Offering Period in accordance with Section 10.

19. Use of Funds. All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Administrator, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until Shares are issued, Participants shall only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator.

20. Amendment and Termination.

(a) Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board without the approval of the shareholders of the Company. This termination authority may not be delegated. Except as provided in Section 15, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment in such a manner and to such a degree as required.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, including the Administrator, in each case to the extent permitted under the terms of the Plan, applicable law, the by-laws of the Company and under the Committee charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Participant Offerings, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares comply with all applicable law. This may include, without limitation U.S. and non-U.S. and state and local rules and regulations promulgated under U.S. securities laws, and the requirements of any stock exchange upon which the Shares may then be listed. Share issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions or contributions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions or contributions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.

(b) As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.

23. Share Issuance. All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.

24. Term of Plan. The Plan shall terminate on the earlier of (i) the date the Plan is terminated by the Board in accordance with Section 20 and (ii) the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c). No further purchase rights shall be granted or Shares purchased, and no further payroll deductions or contributions shall be collected under the Plan following such termination.

25. Shareholder Approval. The Plan, as amended and restated, will become effective on January 20, 2017 following approval by the shareholders of the Company. If the Company stockholders do not approve the amended and restated Plan, any amounts deducted from Participants will be administered based upon the terms of the Plan immediately prior to the amendment and restatement presented to the Company shareholders for approval.

26. Code Section 409A; Tax Qualification.

(a) Purchase rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 26(b), purchase rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to a purchase right be delivered within the short-term deferral period. Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that a purchase right or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

(b) Although the Company may endeavor to (i) qualify a purchase right for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

27. Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

28. Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in Dallas County, Texas, including the Federal Courts located therein (should Federal jurisdiction exist).

29. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

ANNEX B

Jacobs Engineering Group Inc.

Global Employee Stock Purchase Plan

(As Amended and Restated on January 20, 2017)

1. Purpose of the Plan

This 2001 Global Employee Stock Purchase Plan is intended to advance the interests of Jacobs Engineering Group Inc. by encouraging stock ownership by employees of Jacobs Engineering Group Inc. and certain subsidiaries of Jacobs Engineering Group Inc., who are located outside of the United States. Although this Plan incorporates certain Code Section 423 limitations, it is not intended to qualify as an “employee stock purchase plan” under Code Section 423.

2. Definitions

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Administrator” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed by the Committee to act as the agent of the Employer and of the Participants under the Plan from time to time.

(c) “Addendum or Addenda” shall mean, individually and collectively, the appendices hereto and such other additional appendices as may be added to this Plan at the discretion of the Committee. Each appendix will govern the operation of the Plan in respect of the Designated Subsidiaries in the countries named in the appendix and will be considered part of the Plan. Unless otherwise stated, the applicable appendix for the country will govern the operation of the Plan in that country and to that extent the appendix will override other parts of this Plan in the event of a conflict.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Closing Value” shall mean, as of a particular date, the value of a Share determined by:

(i) the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange, or such other established stock exchange or national market system on which the Shares are listed or traded, for the day for which the Closing Value is to be determined.

(ii) such other valuation method as required under the applicable Local Law.

In the event that the foregoing valuation method is not practicable, the “Closing Value” shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

(f) “Code” shall mean the United States Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law in the United States.

(g) “Committee” shall mean the Board, a designated committee thereof, or the person(s) or entity delegated the responsibility of administering the Plan.

(h) “Company” shall mean Jacobs Engineering Group Inc., including any successor thereto.

(i) “Compensation”, shall mean, unless otherwise required by the applicable Local Law, regular fixed basic gross compensation.

“Compensation” does not include, unless otherwise required by the applicable Local Law:

(i) any bonus, overtime payment, contribution to an employee benefit plan or other similar payment or contribution;

(ii) amounts realized from the exercise, sale, exchange or other disposition of a stock option or sale, exchange or other disposition of a stock acquired under a stock option;

(iii) amounts realized from restricted stock, restricted stock units or other equity compensation awards;

(iv) moving allowances, automobile allowances, tuition reimbursement, financial/tax planning reimbursement, lunch vouchers, house allowances, and other allowances that receive special tax benefits, other extraordinary compensation, including tax “gross-up” payments, and imputed income from other employer-provided benefits; and

(v) other amounts that receive special tax benefits, such as, but not limited to, premiums for group term life insurance or contributions made by the Employer (whether or not under salary reduction agreement) or mandatory payments made by the Employer to the Employee under Local Law.

(j) “Designated Subsidiaries” shall mean those Subsidiaries whose Employees have been designated in accordance with Section 18, as eligible to participate in the Plan.

(k) “Election Period” shall mean the period during which Participants in the Plan authorize payroll deductions or provide alternative contributions to fund the purchase of Shares on their behalf under the Plan pursuant to the right to purchase Shares granted to them hereunder. Alternative contributions for the purpose of this Plan shall mean payment of contributions to fund the purchase of Shares under the Plan pursuant to the right to purchase Shares granted to the Participants hereunder through such other means as authorized by the Committee, including, but not limited to, personal checks of the Participants. As determined by the Committee, Election Periods may vary from country to country, or from Designated Subsidiary to Designated Subsidiary.

(l) “Eligible Employee” shall mean, subject to the applicable Local Law, an Employee of a Designated Subsidiary with one (1) year service on an Enrollment Date. Employees of Designated Subsidiaries that have become Subsidiaries by reason of having been acquired by the Company or a Subsidiary and companies that have been merged with the Company or a Subsidiary may, at the discretion of the Committee, receive credit for the time they have worked for such acquired or merged company prior to its affiliation with the Company or the Designated Subsidiary.

The Committee in its sole discretion may determine that the following Employees shall not be Eligible Employees under the Plan:

(i) Unless otherwise required by the applicable Local Law, Employees whose customary employment is less than 20 hours per week or who are employed for less than five months in any calendar year;

(ii) Employees who are not actively employed by the Employer at the beginning of a six-month Election Period, including Employees who are on disability, or leave of absence;

(iii) Any Employee who would own more than five (5) percent of the common stock in the Company immediately after the Share purchase opportunity is granted to them under the Plan. Shares that the Employee may purchase under all outstanding stock options or such other share-based compensation plan of the Company shall be treated as stock owned by the Employee for such purposes, even though the option is not presently exercisable or the Shares are not presently receivable by the Employee;

(iv) Employees who are subject to Section 16(a) of the 1934 Act; and

(v) Employees who are eligible to participate or who participate in the Company’s 1989 Employee Stock Purchase Plan.

(m) “Employee” shall be limited to the following individuals, subject to the applicable Local Law:

(i) an individual who is a regular full time or part time employee of the Employer as defined under the applicable Local Law;

(ii) an individual whose work schedule is normally included in the authorized staffing targets and budget of the Employer; and

(iii) an individual who has been hired on a temporary contract but who is expected to fill a permanent staffing need.

Unless otherwise required by the applicable Local Law, Employee shall not include unionized employees as defined by the regular practices of the Employer.

(n) “Employer” means, individually and collectively, the Company, a Designated Subsidiary and the Designated Subsidiaries.

(o) “Enrollment Period” shall mean the period immediately preceding the Election Period that is designated by the Committee in its discretion as the period during which an Eligible Employee may elect to participate in the Plan.

(p) “Holding Period” shall mean the period during which the Participant is not permitted to transfer, sell, pledge or otherwise deal in the Shares credited to the Participant’s Plan Account. Unless otherwise required by the applicable Local Law or specified in the Addendum, there is no Holding Period for the purposes of this Plan.

(q) “Local Law” shall mean the laws of the jurisdiction in which the Employer is incorporated or located or where the Employee or Participant is employed or resides including but not limited to the securities regulatory body requirements and the taxation requirements of that same jurisdiction.

(r) “1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended, and currently in effect, or any successor body of federal securities law in the United States.

(s) “Participant” shall mean any Eligible Employee who has elected to participate in the Plan for an Election Period by authorizing payroll deductions or by making alternative contributions and following all applicable procedures established by the Committee during the Enrollment Period for such Election Period.

(t) “Plan” shall mean this Jacobs Engineering Group 2001 Global Employee Stock Purchase Plan and Addenda hereof; as amended from time to time.

(u) “Plan Account” shall mean the individual account established for each Participant for purposes of accounting for and/or holding each Participant’s payroll deductions, alternative contributions, Shares, etc. The Plan Account may be a bookkeeping account or a brokerage account, or such other account as determined by the Committee.

(v) “Plan Year” shall mean the period of twelve (12) calendar months commencing on September 1 each year or such other period as determined by the Committee.

(w) “Purchase Period” shall mean a period within an Election Period of such duration and commencing on such date as the Committee may, in its absolute discretion, approve.

(x) “Purchase Price” shall mean, for each Share purchased in accordance with Paragraph 9 hereof, an amount equal to ninety-five percent (95%) of the Closing Value of a Share on the last Trading Day in a Purchase Period.

(y) “Shares” means shares of common stock, par value $1.00 per share, of the Company.

(z) “Subsidiary” shall mean a corporation or other entity, domestic or foreign, controlled directly or indirectly by the Company (except for the U.K. in which this term shall mean a corporation or other entity, domestic or foreign, of which more than fifty percent (50%) ownership of the voting shares are held by the Company or a Subsidiary) whether or not such corporation or other entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(aa) “Trading Day” shall mean a day on which The New York Stock Exchange is open for trading.

3. Participation

Participation in the Plan is voluntary. All Eligible Employees of an Employer satisfying the applicable requirements of the Plan will be entitled to participate in the Plan.

4. Enrollment and Election Periods

(a) Enrolling in the Plan . To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for a given Election Period will take place during the Enrollment Period for such Election Period. The Committee shall designate the initial Enrollment Period and each subsequent Enrollment Periods and the Election Periods to which each Enrollment Period relates. Participation in the Plan with respect to any one or more of the Election Periods shall neither limit nor require participation in the Plan for any other Election Period.

(b) The Election Period . Any Employee who is an Eligible Employee and who desires to be granted rights to purchase Shares hereunder must enroll, in accordance with the procedures established by the Committee, during an Enrollment Period. Such authorization shall be effective for the Election Period immediately following such Enrollment Period.

The duration of an Election Period shall be determined by the Committee prior to the Enrollment Period; provided, however, that if the Committee terminates the Plan during an Election Period, pursuant to its authority in Paragraph 17 of the Plan, such Election Period and any associated Purchase Period shall be deemed to end on the date the Plan is terminated. The termination of the Plan and the Election Period shall end the Participant’s rights to contribute amounts to the Plan or continue participation in the Election Period. The date of termination of the Plan shall be deemed to be the final day of a Purchase Period for the purposes of determining the Purchase Price under the Purchase Period and all amounts contributed during the Purchase Period will be used as of such termination date to purchase Shares in accordance with the provisions of Paragraph 8 of this Plan or alternatively, at the sole discretion of the Committee, refunded in cash without interest or with interest where required under the applicable Local Law.

The Committee may designate one or more Election Periods during each Plan Year during the term of this Plan. Any such Election Period may commence and end in different Plan Years. On the first day or the first Trading Day of each Election Period, as determined by the Committee, each Participant shall be granted a right to purchase Shares under the Plan. Each right granted hereunder shall expire at the end of the Election Period for which it was granted. In no event may a right granted hereunder be exercised later than the period of time specified in section 423(b)(7)(B) of the Code. Except as otherwise provided in Paragraph 9, a right to purchase Shares granted under the Plan shall be treated as exercised on the last Trading Day of each Election Period.

(c) Changing Enrollment . The offering of Shares pursuant to rights granted under the Plan shall occur only during an Election Period and shall be made only to Participants.

Once enrolled, a Participant shall continue to participate in the Plan for each successive Election Period (s) until he or she terminates his or her participation by revoking his or her payroll deduction authorization or by revoking his or her alternative contribution authorization or not contributing his or her alternative contributions or ceases to be an Eligible Employee;

Once a Participant has elected to participate under the Plan, that Participant’s payroll deduction authorization or alternative contribution authorization shall apply to all subsequent Election Periods unless and until the Participant ceases to be an Eligible Employee or the Participant changes or terminates said authorization.

Unless otherwise required by the applicable Local Law, or otherwise determined by the Committee, if a Participant desires to change his or her rate of contribution during an Election Period such change shall be effective for the next Election Period and only if such change is made by the Participant by giving a notice to the Company in the manner established by the Committee.

5. Term of Plan

This Plan was established September 1, 2001, and will terminate on January 19, 2020.

6. Number and Type of Shares to Be Made Available Under The Plan

Subject to adjustment as provided in Paragraph 16 hereof, the total number of Shares made available for purchase by Participants granted rights which are exercised under Paragraph 9 hereof is one million three-hundred fifty thousand (1,350,000) Shares, which may consist of authorized but unissued shares, treasury shares, or shares purchased by the company in the open market. The provisions of Paragraph 9(d) shall control in the event the number of Shares covered by rights which are exercised for any Purchase Period exceeds the number of Shares available for sale under the Plan. If all of the Shares authorized for sale under the Plan have been sold, the Plan shall either be continued through additional authorizations of Shares made by the Board (such authorizations must, however, comply with Paragraph 17 hereof), or shall be terminated in accordance with Paragraph 17 hereof.

7. Use of Funds

All payroll deductions or alternative contributions received or held by an Employer under the Plan will be used to purchase Shares in accordance with the provisions of this Plan. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll deductions or alternative contributions made pursuant to the Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Participants, unless otherwise required under the applicable Local Law. Administrative expenses of the Plan shall be allocated to each Participant’s Plan Account unless the Employer pays such expenses.

8. Amount of Contribution; Method of Payment

(a) Payroll Deduction or Alternative Contribution . Except as otherwise specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll deduction or alternative contribution. Unless otherwise authorized by the Committee, the minimum payroll deduction or alternative contribution permitted shall be an amount equal to two percent (2%) of a Participant’s Compensation and the maximum payroll deduction or alternative contribution shall be an amount equal to fifteen percent (15%) of a Participant’s Compensation. In any event, the total payroll deduction or alternative contribution permitted to be made by any Participant in any calendar year shall be limited to the sum of legal currency equivalent of U.S. $25,000 as specified under Section 423(b)(8)(C), or such other amount as Section 423(b)(8)(C) of the Code, or any successor section, may hereafter allow. The actual percentage of Compensation to be deducted or contributed shall be specified by a Participant in his or her authorization to participate in the Plan. Unless otherwise authorized by the Committee, Participant may not deposit any separate cash payments into their Plan Accounts.

Payroll deductions will commence with the first payroll issued during the Election Period and will, except as otherwise provided herein, continue with each payroll throughout the entire Election Period, except for pay periods for which such Participant receives no Compensation. A pay period which ends at such time that it is administratively impracticable to credit any payroll for such pay period to the then current Election Period will be credited in its entirety to the immediately subsequent Election Period. A pay period that overlaps Election Periods will be credited in its entirety to the Election Period in which it is paid. Alternative contributions will be made in accordance with the procedure established by the Company.

(b) Application of Withholding Rules . Payroll deductions or alternative contributions shall be retained by the Employer or other party, designated by the Company or the Employer as the case may be, until applied to the purchase of Shares as described in Paragraph 9 hereof and the satisfaction of any related withholding obligations (including any employment tax obligations) under the applicable Local Law.

At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer’s tax withholding obligations (including any employment tax obligations), if any, which arise in any applicable jurisdiction upon the purchase or disposition of the Shares. Subject to the applicable Local Law, and the Holding Period, if any, the Employer may instruct the Administrator to dispose or sell such number of Shares (credited to the Participant’s Plan Account) to raise the amount necessary, or may withhold from each Participant’s Compensation the amount necessary, to enable the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant. Each Participant, as a condition of participating under the Plan, agrees to bear responsibility for all taxes required to be withheld in any applicable jurisdiction from his or her Compensation as well as the Participant’s portion of applicable social security, social insurance, or similar such taxes, with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Participant’s Compensation after the purchase or disposition of Shares in order to comply with the applicable tax laws in any jurisdiction, and each Participant agrees to sign any and all appropriate documents to facilitate such withholding.

9. Purchasing, Transferring Shares

(a) Maintenance of Plan Account . Upon the exercise of a Participant’s initial right to purchase Shares under the Plan, the Administrator shall establish a Plan Account in the name of such Participant. At the close of each Purchase Period, the aggregate amount deducted during such Purchase Period by the Employer from a Participant’s Compensation by way of payroll deduction or alternative contributions made to the Plan by the Participant (and credited to an account maintained by the Employer or other party) and interest, if any, payable under the applicable Local Law will be communicated by the Employer to the Administrator. The Company shall convert the said payroll deductions or alternative contributions into US dollars in accordance with the process and at the rate established by the Company. The Administrator shall thereupon credit to the Participant’s Plan Account such US dollars. As of the last day of each Purchase Period, or as soon thereafter as is administratively practicable, each Participant’s right to purchase Shares will be exercised automatically for him or her by the Administrator with respect to those amounts reported to the Administrator by the Company as credited to that Participant’s Plan Account. On the date of exercise, the amount then credited to the Participant’s Plan Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be credited to the Participant’s Plan Account by the Administrator the number of whole Shares which results.

The Administrator shall hold in its name, or in the name of its nominee, all Shares so purchased by Participants under the Plan. Participation in the Plan, purchase, ownership and sale of Shares under the Plan, is subject to risk of fluctuation in Shares’ price and currency exchange.

(c) Insufficient Funds for Whole Shares . In the event that the amount credited to Participant’s Plan Account is not exactly equal to the Purchase Price for a whole number of Shares, then any excess amount may be refunded to the Participant without interest or where required by the applicable Local Law with interest, or may be used to purchase Shares in the subsequent Purchase Periods, as determined by the Committee.

(d) Insufficient Number of Available Shares . In the event the number of Shares covered by rights which are exercised for any Purchase Period exceeds the number of Shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be allocated by the Administrator among the Participants in proportion to the amount then credited to each Participant’s Plan Account over the total amount then credited to all Participant’s Plan Accounts. Any excess amounts withheld and credited to Participants’ Plan Accounts then shall be returned to the Participants as soon as is administratively practicable without interest or with interest where required by the applicable Local Law.

(e) Handling Excess Shares . In the event that the number of Shares which would be credited to any Participant’s Plan Account in any Purchase Period exceeds the limit specified in Paragraph 2(l)(iii) hereof, such Participant’s Plan Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be refunded in cash as soon as administratively practicable without interest or with interest where required by the applicable Local Law or used to purchase Shares in the subsequent Purchase Periods, as determined by the Committee.

10. Dividends and Other Distributions

(a) Subject to the applicable Local Law, cash dividends and other cash distributions and stock dividend or other non-cash distributions received by the Administrator on Shares held in custody hereunder will be credited to the Plan Account of an individual Participant in accordance with such Participant’s interest in the Shares with respect to which such dividends or distributions are paid.

(b) Cash dividends or cash distributions will be paid in cash to the Participant as soon as administratively possible, after receipt thereof by the Administrator.

(c) Stock dividend and other non-cash distribution of property will be subject to the similar Holding Period, if any applicable to the Shares with respect to which the same is declared.

(d) Tax Responsibilities. The Administrator shall report to each Participant (or Eligible Employee with a Plan Account) the amount of dividends credited to his or her Plan Account. Subjecting the stock dividend or other non-cash distributions to the Holding Period requirement will not relieve a Participant (or Eligible Employee with Plan Account) of any income or other tax that may be due on or with respect to such dividend or other non-cash distribution of property.

11. Voting of Shares

A Participant shall have no interest or voting rights in the Shares until such time as the Shares are credited to the Participant’s Plan Account. Shares held for a Participant (or Eligible Employee) in his or her Plan Account will be voted in accordance with the Participant’s (or the Eligible Employee’s) express direction. In the absence of any such directions such Shares will not be voted.

12. In-Service Distribution or Sale of Shares

(a) Sale of Shares . Subject to the provisions of Paragraph 20 hereof, a Participant may at any time after the end of the Holding Period, if any, and without withdrawing from the Plan, by giving notice to the Administrator, direct the Administrator to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice, the Administrator shall, as soon as practicable after receipt of such notice, sell such Shares and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer or withholding taxes, and any other transaction fee, expense or cost) to the Participant.

(b) In-Service Share Distributions . A Participant may after the end of the Holding Period, if any, and without withdrawing from the Plan, request that a certificate for all or part of the whole number of Shares held in his or her Plan Account be sent to him or her as described in Paragraph 9(a) above. All such requests must be submitted to the Administrator in accordance with the Administrator’s procedures. The Administrator may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued.

13. Cessation of Active Participation

A Participant may during the Enrollment Period, by giving notice to the Company, in the manner established by the Committee, revoke his or her authorization for payroll deduction or alternative contribution for the Election Period to which such Enrollment Period relates. Unless otherwise required by the applicable Local Law, a Participant may not terminate his or participation by revoking his or her authorization for payroll deduction or alternative contribution or not contributing his or her alternative contributions for the Election Period after such Election Period has commenced. If a Participant terminates his or her participation in the Plan during an Election Period, such termination shall be effective for the next Election Period, and only if such change is made by the Participant by giving notice to the Company in the manner established by the Committee.

14. Termination of Employment or Cessation on Eligible Employee

In the event that a Participant ceases to be employed by the Company or a Designated Subsidiary for any reason, including death, disability, retirement or voluntary or involuntary termination, or ceases to be an Eligible Employee, then the Participant’s rights under the Plan shall terminate. Except as provided in Paragraph 15, below, the Company shall as soon as administratively possible, refund to the Participant without interest or where required by the applicable Local Law with interest the payroll deductions or alternative contributions made by the Participant during the Purchase Period in which such termination of employment or cessation of eligibility occurs, unless such payroll deductions or alternative contributions have already been used to purchase Shares in respect of that Purchase Period.

15. Assignment

The payroll deductions, or alternative contributions or interest where payable under the applicable Local Law credited to a Participant’s Plan Account, or any rights to purchase Shares under the Plan may not be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan. A Participant’s right to purchase Shares under this Plan may be exercisable during the Participant’s lifetime only by the Participant. A Participant’s Plan Account shall be payable to the Participant’s estate upon his or her death in accordance with the applicable law of death and descent and distribution.

16. Adjustment of and Changes in Shares

If at any time after the effective date of the Plan the Company shall subdivide or reclassify the Shares with respect to which a purchase right has been or may be granted under the Plan, or shall declare thereon any stock split or dividend payable in Shares, or shall alter the capital structure of the Shares or the Company in any similar manner, then the number and class of Shares held in the Plan and which may thereafter be subject to the Share purchase right granted under the Plan (in the aggregate and to any Participant) shall be adjusted accordingly, and in the case of each right outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such right and the Purchase Price shall be adjusted accordingly, as necessary to preserve the rights of the holder(s) of such Shares and right(s).

17. Amendment or Termination of the Plan

The Committee shall have the right, at any time, to amend, modify or terminate the Plan without notice; provided, however, that no Participant’s existing rights shall be adversely affected by any such amendment, modification or termination, except to comply with the applicable Local Law, stock exchange rules or accounting rules.

Notwithstanding the foregoing, the Committee shall have the right to terminate the Plan with respect to all future payroll deductions or alternative contributions and related purchases at any time.

Such termination of the Plan shall also terminate any current Election Period and any associated Purchase Period in accordance with Paragraph 4 of the Plan.

18. Designation of Subsidiaries

Subsidiaries may be added as Designated Subsidiaries by the Committee in its sole discretion from time to time.

19. Administration

(a) Administration . The Plan shall be administered by the Committee. The Committee shall be responsible for the administration of all matters under the Plan which have not been delegated to the Administrator. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee. The Committee specifically is authorized to adopt rules, procedures and subplans, regarding, without limitation, handling of payroll deductions, making of alternative contributions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, and withholding procedures which may vary according to Local Law.

(b) Specific Responsibilities . The Committee’s responsibilities shall include, but shall not be limited to:

(i) interpreting the Plan (including issues relating to the definition and application of “Compensation”);

(ii) identifying and compiling a list of persons who are Eligible Employees for an Election Period;

(iii) identifying those Eligible Employees not entitled to be granted rights or other rights for an Election Period on account of the limitations described in Paragraph 2(l)(iii) hereof; and

(iv) providing to Participants upon request Company financial statements and other information which is publicly available.

Interpretation or construction of any provision of the Plan by the Committee shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Committee or the Board shall be final and conclusive. The Committee may assign or delegate any of the tasks set forth in this paragraph to one or more persons, including the designation of a Designated Subsidiary under the Plan, unless constrained by applicable law.

20. Securities Law and Other Restrictions

Notwithstanding any provision of the Plan to the contrary, no payroll deductions or alternative contributions shall take place and no Shares may be purchased or sold under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act and any other required action has been taken under any other applicable Local Law of the jurisdiction in which the Employer of the Employee is located or the Employee is employed or resides. Prior to the effectiveness of such registration statement, Shares subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act and pursuant to any other action that is required under any applicable Local Law.

21. No Independent Employees’ Rights

Nothing in the Plan shall be construed to be a contract of employment between an Employer or its parent or any Subsidiary and any Employee, or any group or category of Employees (whether for a definite or specific duration or otherwise), or to prevent the Employer, the Company or any Subsidiary from terminating any Employee’s employment at any time, in accordance with the applicable Local Law. Nothing in this Plan shall be construed as conferring any rights of a shareholder in any Employee or any other person until the Shares are credited to the Plan Account.

22. Applicable Law

The Plan shall be construed, administered and governed in all respects under the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) the Plan shall be exclusively in the courts in Dallas County, Texas, including the Federal Courts located therein (should Federal jurisdiction exist).

23. Merger or Consolidation

Each outstanding purchase right will automatically be exercised immediately prior to the effective date of any Corporate Transaction (as defined below), by applying the accumulated payroll deductions or alternative contributions and interest where payable under the applicable Local Law, of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of whole Shares at the Purchase Price for such Purchase Period by treating the day immediately prior to the effective date of any Corporate Transaction as the last Trading Day of the Purchase Period, unless the Committee determines, in the exercise of its sole discretion, to establish an earlier date as the last Trading Day of the Purchase Period, or to provide that purchase rights shall be assumed by a successor entity that is a party to the Corporate Transaction or terminate the Plan as of the end of the Purchase Period immediately preceding the effective date of the Corporate Transaction and promptly refund to Participants all payroll deductions or alternative contributions and interest where payable under the applicable Local Law accumulated through such effective date. The applicable limitation on the number of whole Shares purchasable per Participant will continue to apply to any purchase made hereunder. With respect to Shares acquired prior to or in connection with a Corporate Transaction, each Participant will thereafter be entitled to receive as soon as practicable following the effective date of such Corporate Transaction the securities or property which a holder of Shares of the Company was entitled to receive in connection with such Corporate Transaction. For purposes of this Paragraph 23, “Corporate Transaction” shall mean a transaction by which the Company is acquired by merger or sale of all or substantially all of the Company’s assets or outstanding voting stock.

Date of Shareholder Approval:

JACOBS ENGINEERING GROUP INC. 1999 BRYAN STREET
SUITE 1200 DALLAS, TX 75201
There are three ways to vote your proxy.
Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked, signed and returned your proxy card.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time (GMT-5) on Wednesday, January 18, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time (GMT-5) on Wednesday, January 18, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E15237-P83474 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
JACOBS ENGINEERING GROUP INC.
The Board of Directors recommends a vote FOR each Nominee for Director, FOR Proposals 2, 3, 4 and 5, and for “1 YEAR” on Proposal 6.
1. Election of Directors
Nominees: For Against Abstain
For Against Abstain
1a. Joseph R. Bronson
1b. Juan José Suárez Coppel
1c. Robert C. Davidson, Jr.
1d. Steven J. Demetriou
1e. Ralph E. Eberhart
1f. Dawne S. Hickton
1g. Linda Fayne Levinson
1h. Peter J. Robertson
1i. Christopher M.T. Thompson
For Against Abstain
2. To approve an amendment to and restatement of the Company’s 1989 Employee Stock Purchase Plan.
3. To approve an amendment to and restatement of the Company’s Global Employee Stock Purchase Plan.
4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
5. To approve, by non-binding vote, the Company’s executive compensation.
1 Year 2 Years 3 Years Abstain
6. Advisory vote on the frequency of the advisory vote on executive compensation.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE, FOR PROPOSALS 2, 3, 4 AND 5, AND FOR “1 YEAR” ON PROPOSAL 6.
Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

JACOBS ENGINEERING GROUP INC.
ANNUAL MEETING OF SHAREHOLDERS Thursday, January 19, 2017 12:00 PM
1999 Bryan Street 1st Floor Dallas, Texas 75201 U.S.A.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E15238-P83474
Jacobs Engineering Group Inc. proxy 1999 Bryan Street, Suite 1200 Dallas, Texas 75201
This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 19, 2017.
The shares of stock held in this account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” the persons nominated as directors by the Board of Directors, “FOR” Proposals 2, 3, 4 and 5, for “1 YEAR” on Proposal 6, and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.
By signing the proxy, you revoke all prior proxies and appoint Steven J. Demetriou and Kevin C. Berryman, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.
If you vote by Phone or Internet, please do not mail your Proxy Card.
See reverse for voting instructions.